Exhibit 10.2

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS AGREEMENT (“Agreement”) is made and entered into as of September 24, 2021, by and among LNT DENVER (MULTI) LLC, a Delaware limited liability company (“Buyer”), and LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (“Lincoln Tech”), and LTI Holdings, LLC, a Colorado limited liability company (“LTI Holdings”; and with Lincoln Tech collectively, “Sellers” and each, a “Seller”).

BACKGROUND

A.             Lincoln Tech is the owner of the parcels of real property located at 2915 Alouette Drive, Grand Prairie, Texas 75052 (“Texas Property”) and LTI Holdings is the owner of the parcels of real property located at 11194 E. 45th Avenue, Denver, Colorado 80239 (“Colorado Property”), each as more particularly described on Exhibit A attached hereto.

B.             Buyer desires to purchase each Property (as defined below) and Sellers desire to sell each Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.              Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)            “Broker” shall mean Cushman & Wakefield, acting as Seller’s agent.

(b)            “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on a mutually agreeable date that is no later than fifteen (15) days after the expiration or waiver of the Due Diligence Period. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” No party will need to be present at Closing; it being anticipated that the parties will deliver all Closing Documents and deliverables in escrow to the Escrow Agent prior to or on the date of Closing.

(c)            “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until the earlier of (i) 6:00 PM ET on the date that is thirty (30) days thereafter; and (ii) the date on which Sellers receive written notice of Buyer’s waiver of the Due Diligence Period.

(d)            “Earnest Money” shall mean $2,000,000, together with any interest accrued thereon. The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or otherwise disbursed in accordance with the terms of this Agreement.

(e)            “Effective Date” shall mean the date of execution and delivery of this Agreement by Sellers and Buyer.

(f)             “Environmental Reports” shall mean those certain reports delivered to Buyer and identified on Exhibit D attached hereto and made a part hereof, as such may be updated by Buyer prior to Closing.

(g)            “Escrow Agent” shall mean Stewart Title Guaranty Company, 929 Kings Highway East, 3rd Floor, Fairfield, CT  06825. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Title Commitments and Title Policies, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.

(h)            “Guarantor” shall mean Lincoln Educational Services Corporation.

(i)             “Guaranty” shall mean collectively the guaranty of each Lease to be executed by Guarantor and delivered to Buyer at Closing in the form attached to the Lease as Exhibit G.

(j)             “Leases” means that those certain Lease Agreements for the Texas Property and the Colorado Property in the form attached hereto as Exhibit B and entered into between Buyer, as landlord, and Tenant, as tenant, upon the business terms set forth in the Leases. Each of the Leases are sometimes referred to individually as a “Lease”.

(k)            “Property” shall individually or collectively, as the case may be, mean (i) the Texas Property and Colorado Property, together with all right, title and interest in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of any Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings and all other improvements thereon, and all air and subsurface rights appurtenant to such real property (such parcels of real property, together with all such rights and appurtenances, being individually or collectively, as the case may be, referred to herein as the “Land”); (ii) the buildings (individually or collectively, as the case may be, the “Buildings”), facilities and other improvements now or hereafter situated on the Land (individually or collectively, as the case may be, the “Improvements”); (iii) all right, title and interest of Seller in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, and other fixtures and equipment attached or appurtenant to the Land owned by any Seller and located on the Land or on and/or in the Buildings (individually or collectively, as the case may be, the “Fixtures”); (iv) all right, title and interest of any Seller in and to all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Fixtures; (v) all right, title and interest of any Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings (but not those related to the operation of the business at the Property), to the extent they exist and are transferable and assignable; (vi) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land; and (vii) all right, title and interest of Sellers, if any, in and to all mineral rights, interests, estates, claims, licenses, leases, benefits and royalties. Notwithstanding the foregoing, Property shall not include those items described on Exhibit A-1 attached hereto and made a part hereof.

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(l)             “Purchase Price” shall mean Forty-Six Million Five Hundred Thousand Dollars ($46,500,000), apportioned between the Properties as follows: Texas Property -- $16,122,538; and Colorado Property -- $30,377,462.

(m)           “Real Property” shall mean the Land and Improvements.

(n)            “Service Contracts” shall mean all of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements (other than the Lease) that are in force and effect and affect each Property or the operation, repair or maintenance thereof.

(o)            “Tenant” shall mean Lincoln Technical Institute, Inc.

(p)            Sellers’, Buyer’s and Escrow Agent’s Notice Addresses:

(i)             “Sellers’ Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Lincoln Technical Institute, Inc.

LTI Holdings, LLC

c/o Lincoln Educational Services

14 Sylvan Way, Ste. A

Parsippany, NJ 07054

Attn: Brian K. Meyers, Chief Financial Officer

Email: bmeyers@lincolntech.edu

With a copy to:                       McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attn: Michele Vaillant, Esq.

Tel No: (973) 639-2011

Email: mvaillant@mccarter.com

(ii)            “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Joshua R. Leventhal, Esq.
c/o LCN Capital Partners

888 Seventh Avenue, 4th Floor
New York, New York 10019
Tel. No.: (212) 201-4073
Email: jleventhal@lcnpartners.com

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With a copy to:                       Alyson Van Dyk, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402
Tel No.: (612) 492-6562

Email: van.dyk.alyson@dorsey.com

(iii)           “Escrow Agent’s Notice Address” shall be as follows, as except as same may be changed by Escrow Agent:

Stewart Title Guaranty Company
929 Kings Highway East, 3rd Floor
Fairfield, Connecticut  06825
Attention: Troy Denunzio

Email: tdenunzio@stewart.com

2.              Purchase and Sale of the Property. Subject to the terms of this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Property for the total Purchase Price set forth above.

3.              Payment of Purchase Price. Unless otherwise agreed between Buyer and Sellers, the Purchase Price to be paid by Buyer to Sellers shall be paid as follows:

(a)            Within three (3) business days following the Effective Date, Buyer shall wire the Earnest Money to Escrow Agent as set forth in Section 1(d) above. If Buyer fails timely to deposit any portion of the Earnest Money within the time period required, such failure shall, at the election of Sellers made by written notice to Buyer at any time prior to the deposit of the applicable portion of the Earnest Money by Buyer, be deemed an immediate default hereunder by Buyer.

(b)           At the Closing, Buyer shall wire the balance of the Purchase Price to Escrow Agent by wire transfer of immediately available funds plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement.

(c)            The Purchase Price to be paid by Buyer to Sellers shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Sellers.

4.             Proration of Expenses and Payment of Costs and Recording Fees.

(a)            Pursuant to the Leases, Tenant is responsible for the payment of all real estate taxes, rollback taxes, personal property taxes, margin or gross receipts taxes, water and sewer use charges, and any other charges and assessments constituting a lien on each Property (collectively, “Taxes and Assessments”) due and payable with respect to each Property. Accordingly, at Closing there shall be no adjustments between Buyer and Sellers for Taxes and Assessments or any other items customarily apportioned in sales of real property in the jurisdiction in which each Property is located on the Closing Date. Notwithstanding the foregoing, any unpaid Taxes and Assessments that are due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Sellers prior to or at Closing.

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(b)            Pursuant to the Leases, Tenant is responsible for the payment of all utilities and other operating costs due and payable with respect to each Property (collectively, “Operating Costs”). Accordingly, at Closing there shall be no adjustments between Buyer and Sellers for Operating Costs. Notwithstanding the foregoing, any unpaid Operating Costs that are due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. Sellers and Buyer acknowledge and agree that, (i) with respect to the Lease for the Texas Property, the Service Contracts shall be retained by Lincoln Tech, as Tenant under such Lease, and (ii) with respect to the Lease for the Colorado Property, the Service Contracts shall assigned to Lincoln Tech by LTI Holdings (the “Assignment of Colorado Service Contracts”) and shall be retained by Lincoln Tech as Tenant under such Lease.

(c)            Sellers shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be collectively referred to as “Sellers’ Closing Costs”:

(i)             the premiums for the owner’s Title Policies and any mortgagee’s title insurance policies, including title search costs in connection therewith, any extended coverage, mortgagee’s title insurance policy(ies), and any endorsements thereto;

(ii)            transfer taxes and conveyance fees due and payable on the sale and transfer of each Property, including but not limited to documentary stamp taxes, whether payable by Buyer or Sellers as a matter of custom or law;

(iii)           the costs of all third-party reports ordered by any Seller, including without limitation, title reports, surveys, zoning reports, environmental reports and property condition reports, if any;

(iv)           Sellers’ legal fees in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(v)            Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 21 of this Agreement;

(vi)           all fees relating to the granting, executing and recording of the Deed for each Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of Liens (as hereinafter defined) from each applicable Property; and

(vii)          one-half (1/2) of the reasonable escrow fees and closing agent fees charged by Escrow Agent in connection with this transaction.

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(d)           Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”; provided, however, if the Closing occurs, or if this Agreement is terminated due to a default by any Seller, Sellers shall pay, or reimburse to Buyer, for Buyer’s Closing Costs (to the extent substantiated by reasonable supporting documentation), up to the aggregate amount of $250,000 (“Buyer’s Closing Costs Cap”);

(i)             the costs of all new or updated third-party reports ordered by Buyer (other than those ordered by and paid by Sellers pursuant to Section 4(c)(iii) above), including without limitation, title reports, surveys, zoning reports, environmental reports and property condition reports;

(ii)            Buyer’s reasonable legal fees in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(iii)           one-half (1/2) of the reasonable escrow fees and closing agent fees charged by Escrow Agent in connection with this transaction.

5.             Title. At the Closing, Sellers agree to convey to Buyer fee simple and insurable title to each Property by special warranty deed (or local equivalent) in form customary in the State of Texas for the Texas Property and in the State of Colorado for the Colorado Property (individually or collectively, as the case may be, the “Deed”), free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.             Examination of Property. Sellers and Buyer hereby agree as follows:

(a)           With respect to each of the Texas Property and the Colorado Property, Buyer shall order a title commitment (each, a “Title Commitment”; and collectively, the “Title Commitments”) from Escrow Agent along with legible copies of all documents referenced in each Title Commitment, an ALTA/NSPS survey including any Table A required by Buyer, and a zoning report promptly after the date hereof (collectively, the “Title Evidence”). Buyer has submitted to Sellers and Escrow Agent a written notice specifying any defects in or objections to the Title Evidence (the “Objection Letter”) dated September 16, 2021 (collectively, the “Objections”; each, an “Objection”), and including copies of the Title Evidence received by Buyer. All matters shown in the Title Evidence (“Title Matters”) with respect to which Buyer fails timely to object, or which objection Buyer waives, pursuant to Section 6(b) below, and rights of Tenant, as tenant only, shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include (i) any mechanic’s lien, monetary lien, judgment lien, deeds of trust, mortgage, or other loan documents secured by any Property, or (ii) any delinquent taxes and assessments (collectively referred to hereinafter as, “Liens”). Sellers shall be required to cure or remove all Liens (by payment, bond deposit or indemnity reasonably acceptable to Escrow Agent), at no cost to Buyer. As provided in Section 10(k) below, each Seller shall deliver the Title Affidavit (as hereinafter defined) at Closing addressing all standard exceptions in the Title Evidence that may customarily be cured by the delivery of the Title Affidavit.

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(b)            Notwithstanding anything to the contrary contained herein, Sellers shall not be obligated to cure any encumbrances on each Property which are not Liens. Sellers shall notify Buyer in writing within five (5) business days after the Effective Date, and shall send a copy of same to Escrow Agent, as to whether Sellers will attempt to cure any of the Objections (“Seller Title Notice”) and, if Sellers elect to cure any Objection as expressly set forth in the Seller Title Notice (the “Seller Approved Objections”), Sellers shall do so at their own expense, prior to or on the Closing Date; provided Sellers shall have no obligation to cure any Objection, regardless of whether Sellers elect to attempt to cure same; and further provided Sellers agree to remove or cure at or prior to the Closing any Objections that constitute Liens. To the extent Sellers shall fail to deliver the Seller Title Notice to Buyer within the time required therefor, or shall elect in its Seller Title Notice not to cure any particular title Objection by Closing, then Buyer may elect, by written notice to Sellers given within three (3) business days after either (x) delivery of the Seller Title Notice, or (y) the expiration of the five (5) business day period for Sellers to respond to any Objection, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, if, by the Closing Date, Seller is unable to eliminate any Seller Approved Objections or any of the Liens, Sellers may (in their sole discretion), from time to time, upon at least one (1) business day prior notice to Buyer adjourn the scheduled Closing Date for a period not to exceed thirty (30) days in the aggregate (the “Title Cure Period”), in order to attempt to eliminate such Seller Approved Objections or Liens, as the case may be. If Sellers do not remove or cure such Seller Approved Objections or Liens by the Closing Date, or elects to adjourn the scheduled Closing Date in accordance with the provisions of this Section 6(b) and does not remove or cure such Seller Approved Objections or Liens prior to the expiration of the Title Cure Period, Buyer may terminate this Agreement, in which event, the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. In addition to the foregoing, if any subsequent title report, update to any Title Commitment, or rundown obtained by Buyer prior to Closing discloses any title matters that were not disclosed in the Title Evidence, then Buyer shall have five (5) days after receipt of such title report, update or rundown to object to same, and such title objections shall be deemed Objections hereunder. Sellers shall deliver Seller’s Title Notice with respect to such additional Objections within three (3) business days after receipt of notice thereof, and otherwise, such additional objections shall be governed by the provisions of Section 6(a) above and this Section 6(b).

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(c)            Sellers have provided to Buyer copies of the following documents and materials pertaining to each Property to the extent within Sellers’ possession, and Buyer hereby acknowledges receipt of same: (i) copies of surveys and site plans of each Property, including without limitation any as-built survey obtained in connection with each Property’s construction; (ii) copies of architectural plans and specifications and construction drawings and contracts for improvements located on each Property; (iii) copies of Sellers’ title insurance commitments and policies relating to each Property (the “Existing Title Commitments and Policies”); (iv) a copy of the certificate of occupancy for the Colorado Property; (v) copies of environmental condition reports for each Property; (vi) copies of each Property’s real estate tax bills for the current and prior two (2) tax years; and (vii) the financial statements for Sellers (the “Due Diligence Materials”). Sellers agree to deliver the Due Diligence Materials for the convenience of Buyer and makes no representation or warranty as to the truth, accuracy or completeness thereof; and Buyer acknowledges it shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Sellers. Sellers shall deliver any other documents relating to each Property reasonably requested by Buyer, to the extent within Sellers’ possession or reasonably obtainable by Sellers or Sellers’ counsel, within three (3) business days following such request. Additionally, during the term of this Agreement and subject to the provisions of this clause (c), Buyer, its lender, and their respective agents and designees, shall have the right to enter each Property during normal business hours for the purposes of inspecting each Property, making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of each Property; provided, however, that (1) with respect to any access to each Property by Buyer, Buyer shall, prior to, and as a condition to any entry on each Property by Buyer or its agents for the purposes set forth in this Section 6(c), deliver to Sellers a certificate of insurance evidencing liability insurance from an insurer reasonably acceptable to Seller, which insurance shall be in an amount of not less than $2,000,000 per occurrence and shall name Sellers as an additional insured, (2) such activities by or on behalf of Buyer on each Property shall not damage each Property nor interfere with any construction on each Property, or the conduct of business by Sellers, and (3) shall be limited to non-intrusive testing on each Property (i.e. no drilling or boring), subject to Section 6(e).

(d)           Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice (a “Due Diligence Termination Notice”) thereof to Sellers and the Escrow Agent on or prior to the expiration of the Due Diligence Period, time being of the essence. Upon such termination, this Agreement shall become null and void, the Earnest Money, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If Buyer fails to timely deliver the Due Diligence Termination Notice to Sellers, then Buyer's right to terminate this Agreement under this Section 6(d) shall be deemed to have been waived by Buyer, the Earnest Money shall be non-refundable, except as otherwise expressly set forth in this Agreement, and the parties shall proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.

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(e)            If Buyer’s Phase I investigation recommends that a Phase II investigation be performed, then intrusive testing on each Property shall be permitted subject to the applicable Seller’s reasonable approval as to the scope of work and the dates and times such work is to be performed and a plan depicting the proposed areas of sampling. As a condition to such Seller’s approval, Buyer shall have waived in writing all other diligence and its right to terminate this Agreement pursuant to Section 6(d). Upon receipt of such waiver and the required sampling details, such Seller shall respond within three (3) business days. If such Seller does not respond, Buyer shall send a second request, noting the deemed approval provision of this Section 6(e), and if such Seller fails to respond within two (2) business days, such Seller shall be deemed to have approved the proposed sampling. Buyer shall have forty-five (45) days in which to complete such Phase II investigation following Seller’s approval or deemed approval (the “Phase II Period”). If such Phase II investigation reveals contamination in violation of applicable laws that affects the value of the Property in any material respect, as reasonably determined by Buyer, or the use thereof in accordance with the Lease, Buyer or Seller may terminate this Agreement upon written notice to such Seller by not later than the end of the Phase II Period, time being of the essence. Upon such termination, this Agreement shall become null and void, the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If Buyer fails to timely deliver such termination notice to such Seller, then Buyer’s right to terminate this Agreement under this Section 6(e) shall be deemed to have been waived by Buyer, the Earnest Money shall be non-refundable, except as otherwise expressly set forth in this Agreement, and the parties shall proceed with the transaction pursuant to the remaining terms and conditions of this Agreement and Tenant shall promptly correct any violation of laws revealed by the Phase II investigation in accordance with the Lease (and Buyer may, as a condition to waiving its right to terminate pursuant to this Section 6(e) require modifications to the Lease to address anything revealed in such Phase II investigation). Buyer shall indemnify, protect, defend, and hold Seller and its officers, employees, directors, members, managers (collectively, the “Seller Indemnified Parties”) harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, liens, damages, costs, and expense (including, without limitation, reasonable attorneys’ fees and court costs and litigation expenses) actually incurred, of any kind or nature, made, brought, sought, suffered, or incurred by any of the Seller Indemnified Parties to the extent resulting from the activities of Buyer (including activities of any of Buyer’s employees, consultants, contractors, or other agents) in conducting any of the inspections on each Property, including, without limitation, mechanics’ liens, damage to each Property, or injury to persons or property of third parties resulting from such activities, and Buyer shall repair any and all damage to the extent caused by Buyer and return each Property to its condition immediately prior to such damage, which indemnity and repair obligations shall survive Closing or any termination of this Agreement. Sellers shall reasonably cooperate with the efforts of Buyer and Buyer’s representatives to inspect each Property. Seller’s contact person(s) for the purpose of arranging site visits is Kim Trignano (ph.: 973-766-9767, e-mail: ktrignano@lincolntech.edu) . Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before scheduling a site visit at each Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on each Property or any other access by Buyer. Buyer shall provide to Seller, only upon Seller’s request therefor, a copy of any written third-party inspection, test, report, survey, or summary obtained by Buyer during the Due Diligence Period. Except to the extent required of Buyer by any applicable statute, law, regulation, or governmental authority, neither Buyer nor its employees, contractors, consultants, or other agents shall report the results of any inspections or investigations to any governmental or quasi-governmental authority under any circumstances without obtaining Seller’s express written consent, which consent may be withheld in Seller’s sole and absolute discretion.

(f)             Upon any termination of this Agreement for any reason, if requested by Sellers, Buyer shall promptly return to Seller or destroy all Due Diligence Materials, which obligation shall survive such termination.

7.              Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any portion of any Property, Sellers shall promptly notify Buyer in writing of same. Notwithstanding the terms of Section 3 above, in the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that any Improvements or access to any Property or more than ten percent (10%) of any Property is (or will be) damaged, condemned or taken, then Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Sellers’ notice to Buyer of such condemnation, taking or damage, upon which termination this Agreement shall terminate, the Earnest Money shall be returned to Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the awards, if any, for the condemnation or taking, shall be applied as set forth in the applicable Lease. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the proceeds under Sellers’ insurance policies covering such Property with respect to such damage or destruction shall be applied as set forth in the applicable Lease.

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8.              Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)            If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Sellers and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Sellers or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Sellers and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Sellers stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period with respect to any Property and Sellers have not previously provided written notice to Buyer of a default by Buyer hereunder, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Sellers.

(b)            The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its gross negligent or willful misconduct. Each Seller and Buyer shall severally (but not jointly) indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable and actual attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving gross negligence or willful misconduct on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

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9.             Default.

(a)            In the event that Buyer defaults in any of its obligations undertaken in this Agreement and fails to cure the same within five (5) business days after receipt of Sellers’ written notice of such default, Sellers shall be entitled to, as its sole and exclusive remedy to either: (i) waive such default and proceed to the Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Sellers shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Sellers’ sole and exclusive remedy. Upon such termination, neither Buyer nor Sellers shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Sellers and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Sellers as a result of having withdrawn each Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete the Closing. Accordingly, Sellers hereby waive any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer in the event of Buyer’s default hereunder, provided the foregoing shall not be deemed to limit Buyer’s indemnity obligations hereunder or Sellers’ enforcement thereof.

(b)            In the event that any Seller defaults in any of its obligations undertaken in this Agreement and fails to cure the same within five (5) business days after receipt of Buyer’s written notice of such default, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to the Closing in accordance with the terms and provisions hereof with no abatement in the Purchase Price; (ii) terminate this Agreement by delivering written notice thereof to Sellers no later than the Closing, upon which termination the Earnest Money shall be refunded to Buyer and Sellers shall reimburse Buyer for the Buyer’s Closing Costs up to the Buyer’s Closing Costs Cap, and this Agreement shall terminate and Sellers and Buyer shall be released from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) if any Seller’s default is the refusal to close in accordance herewith, Buyer may bring an action for specific performance of Sellers’ obligations hereunder (but no other action, for damages or otherwise, shall be permitted), provided that any action for specific performance shall be filed, if at all, within sixty (60) days after Sellers receive written notice of such default.

(c)            In the event of any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover those certain costs and fees described in Section 23 below. In no event shall either party be liable to the other party for any punitive, speculative, or consequential damages.

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10.           Closing. The Closing shall consist of the execution and delivery of documents by Sellers and Buyer, with respect to each Property as set forth below, and delivery by Buyer to Sellers of the Purchase Price in accordance with the terms of this Agreement. Sellers and Buyer, as applicable, shall deliver, or caused to be delivered, to Escrow Agent for the benefit of the other party at Closing the following executed documents for each Property (collectively, the “Closing Documents”):

(a)           A Deed with respect to the Texas Property, executed by Lincoln Tech;

(b)           A Deed with respect to the Colorado Property, executed by LTI Holdings;

(c)           Two (2) originally executed copies of each Lease, executed by Tenant and Buyer, as landlord, in the form attached hereto as Exhibit B;

(d)           Two (2) originally executed copies of each Guaranty for each Lease, executed by Guarantor, in the form attached to such Lease as Exhibit I;

(e)           An Assignment of Licenses, Permits, Guaranties and Warranties in the form attached hereto as Exhibit C, for each Property;

(f)            The Assignment of Colorado Service Contracts, executed by LTI Holdings, as assignor, and Lincoln Tech, as assignee;

(g)           A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for the Closing as contemplated hereunder;

(h)          All transfer tax returns and filings as may be necessary or appropriate for purposes of recordation of each Deed;

(i)            Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(j)            Resolutions from Tenant authorizing the execution and the delivery of the Leases;

(k)           Resolutions from Guarantor authorizing the execution and the delivery of each Guaranty;

(l)            A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of each Seller;

(m)          An title affidavit, executed by each Seller, in customary form reasonably acceptable to Seller, Buyer and Escrow Agent (the “Title Affidavit”);

(n)           A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Leases;

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(o)           A certificate executed by Sellers representing that the representations and warranties of Seller contained in Section 11 of this Agreement are true and correct as of the Closing Date;

(p)           A certificate executed by Buyer representing that the representations and warranties of Buyer contained in Section 12 of this Agreement are true and correct as of the Closing Date;

(q)           Two (2) originally executed copies of the tax direction letter for each Property, executed by Tenant, directing the county tax assessor to send future real property tax bills to Tenant;

(r)            One original Memorandum of the Lease for each Lease, executed by Tenant, in the form attached to the Lease as Exhibit F;

(s)            If applicable, a subordination, non-disturbance and attornment agreement and/or tenant estoppel certificate, in form reasonably acceptable to Tenant, Buyer and Buyer’s lender; and

(t)            Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of each Property in accordance with the terms hereof.

At Closing, Escrow Agent shall deliver the Earnest Money to Sellers that shall be applied to the Purchase Price as a credit on the settlement statement, and Buyer shall deliver the balance of the Purchase Price to Sellers. Buyer shall execute and deliver execution counterparts of the Closing Documents referenced above to which Buyer is a party and each Seller shall execute and deliver execution counterparts of the Closing Documents referenced above to which such Seller is a party.

Buyer’s acceptance of a Deed and the issuance of a Title Policy at Closing shall conclusively establish Seller conveyed title to the subject Property as required by this Agreement and shall discharge such Seller’s obligations hereunder with respect to title to such Property, except for warranties contained in such Deed, as set forth in the Lease and/or for Fraud Claims.

11.           Representations by Sellers. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of each Property in accordance herewith, each Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)            Sellers are duly organized (or formed), validly existing and in good standing under the laws of its State of organization and, to the extent required by law, the State in which each Property is located. Sellers have the power and authority to execute and deliver this Agreement and all Closing Documents to be executed by Sellers, and to perform all of Sellers’ obligations hereunder and thereunder. To the actual knowledge of Sellers, neither the execution and delivery of this Agreement and all Closing Documents to be executed by any Seller, nor the performance of the obligations of Sellers hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Sellers or will conflict with any order or decree of any court or governmental instrumentality of any nature by which any Seller is bound;

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(b)           No Seller has received any written notice of any current or pending litigation or condemnation proceeding affecting any Seller or any Property and Sellers do not have any knowledge of any pending litigation or condemnation proceeding against any Seller or any Property; no Seller has initiated, nor is any Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for any Property;

(c)            Except for the Leases that Tenant will execute at Closing and any Permitted Exceptions, there are no leases, occupancy rights, tenancies, or unrecorded restrictions, agreements or encumbrances affecting any Property to which any Seller is a party which will be binding upon Buyer after Closing;

(d)            Except for violations cured or remedied on or before the date hereof, no Seller has received any written notice from (or delivered any notice to) (i) any governmental authority regarding any violation of any law applicable to any Property and no Seller has knowledge of any such violations and (ii) any third party that any Property or the current or proposed use thereof violates any private covenant, restriction, easement or encumbrance, in each case, which would materially adversely affect either the use and operation of any Property for its present use or the value of any Property;

(e)           With respect to the Leases, no brokerage or leasing commissions or other compensation is or will be due or payable by Buyer to any person, firm, corporation or other entity engaged by or on behalf of any Seller with respect to or on account of the Leases or any extension or renewal thereof;

(f)            To Sellers’ actual knowledge, except as set forth in the Environmental Reports, no hazardous substances have been generated, stored, released, or disposed of on or about any Property by any Seller, its agents, employees, or invitees in violation of any law, rule or regulation applicable to such Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). No Seller has received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage in violation of Environmental Laws. For purposes of this Section 11(f), “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Sellers’ actual knowledge, there are no underground storage tanks located on any Property;

(g)            No Seller, and to Sellers’ actual knowledge, no person or entity owning an interest in any Seller, is a Specially Designated National or Blocked Person. The term “Specially Designated National or Blocked Person” shall mean a person or entity (i) designated by the Department of Treasury’s Office of Foreign Assets Control, or other governmental entity, from time to time as a “specially designated national or blocked person” or similar status, (ii) described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001, or (iii) otherwise identified by government or legal authority as a person or entity with whom Buyer or its affiliates are prohibited from transacting business. This Subsection 11(g) shall not apply to any person or entity to the extent such person’s or entity’s interest in any Seller is through a U.S. publicly-traded entity;

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(h)            No Seller has filed, and nor has any Seller received notice that it is the subject of any filing of, a petition under the United States Bankruptcy Code, 11 U.S.C.A. §§ 101 et seq. or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors;

(i)             Guarantor has not filed, and nor has Guarantor received notice that it is the subject of any filing of, a petition under the United States Bankruptcy Code, 11 U.S.C.A. §§ 101 et seq. or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors;

(j)             Except for this Agreement and the Leases, no Seller has entered into any, and to Sellers’ actual knowledge there are no, agreements of sale, options to purchase, rights of first offer or rights of first refusal with respect to any Property;

(k)            No Seller has received any written notice that any Property does not conform to any Legal Requirements and any Insurance Requirements (as those terms are defined in the Leases) in all material respects as provided in the Leases;

(l)             No Seller or any agent, officer, employee, principal or affiliate of any Seller has granted or knowingly suffered to exist any unrecorded deeds, mortgages, land contracts, options to purchase, agreements or other instruments affecting title to any Property;

(m)           To Sellers’ actual knowledge, all permits, licenses, approvals and third party consents necessary for the use and operation of any Property as currently used and operated have been obtained and are in full force and effect, and no Seller has received written notice that any violations or defaults exist thereunder; and

(n)           To Sellers’ actual knowledge, (i) there is no agreement to which any Seller is a party that is in conflict with this Agreement, and (ii) there is no action or proceeding pending or threatened against any Seller that challenges or may impair such Seller’s ability to execute or perform its obligations under this Agreement.

All representations and warranties by Sellers in this Agreement made to Seller’s actual knowledge are only to the actual knowledge of Scott Shaw, the CEO, and Brian Meyers, the CFO, of Sellers (the “Seller Representatives”), and shall not be construed, by imputation or otherwise, to refer to the actual knowledge of Sellers or Buyer, or any affiliate of either of them, or to any other officer, agent, manager, representative or employee of Sellers or any property manager, or any of their respective affiliates, or to impose on any of the Seller Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. The above shall not be construed to create, in and of itself, any personal liability on the part of the Seller Representatives.

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The representations and warranties of Seller contained in Section 11(a) above shall survive Closing. The other representations and warranties of Sellers contained in Section 11(b) through 11(l) shall survive Closing for a period of six (6) months, except with respect to any claims of breach thereof which Buyer identifies in written notice to Sellers during such six (6) month period, provided that any suit with respect to any such claims of breach thereof shall be filed thereupon in a court of competent jurisdiction no later than on or before the expiration of eight (8) months from Closing.

In the event that any Seller or Buyer learns that any of said representations or warranties of any Seller becomes inaccurate in any material respect between the Effective Date and Closing, Seller or Buyer, as applicable, shall immediately notify the other party in writing of such change (a "Notice of Inaccuracy"). Closing shall be automatically extended up to thirty (30) days in order to allow Sellers to cure such change if Sellers elect, by written notice delivered to Buyer within five (5) business days after receipt of a Notice of Inaccuracy. In the event Sellers so cure such change by the Closing Date (as the same may be extended as provided hereinabove), this Agreement shall remain in full force and effect. If Sellers do not cure such change by the Closing Date (as the same may be extended as provided hereinabove), Buyer may elect to terminate this Agreement by written notice to Sellers within three (3) business days thereafter, in which case the Earnest Money shall be returned to Buyer, Sellers shall reimburse Buyer for Buyer’s Closing Costs up to the Buyer’s Closing Costs Cap, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination. If Buyer does not timely terminate in accordance with the previous sentence, Buyer shall be deemed to have waived such right to terminate and shall proceed with the transaction pursuant to the remaining terms and conditions of this Agreement without any reduction in the Purchase Price, in which event the representations and warranties shall be deemed to be automatically amended to reflect said change.

Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Sellers that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or (ii) Sellers are in material breach or default of any of its obligations under this Agreement that survive Closing, and Buyer nonetheless closes the transactions hereunder and purchases each Property, then Sellers shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon Closing) in the event that either on or prior to Closing, (x) Buyer shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the information respecting each Property furnished by Sellers or otherwise obtained by Buyer.

12.           Representations by Buyer. Buyer represents and warrants to, and covenants with, Sellers as of the date hereof and as of the Closing Date as follows:

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(a)            Buyer is duly formed, validly existing and in good standing under the laws of Delaware, and on the Closing Date, to the extent required by law, the States in which each Property is located and is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer, and has all necessary power and authority to execute and deliver this Agreement and all Closing Documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound;

(b)            Neither Buyer, nor to Buyer’s knowledge, any person or entity owning an interest in Buyer, is a Specially Designated National or Blocked Person. This Section 12(b) shall not apply to any person or entity to the extent such person’s or entity’s interest in Buyer is through a U.S. publicly-traded entity;

(c)            Buyer has not filed, nor received notice that it is the subject of any filing of a petition under the United States Bankruptcy Code, 11 U.S.C.A. §§ 101 et seq. or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(d)            To Buyer’s actual knowledge, (i) there is no agreement to which Buyer is a party that is in conflict with this Agreement, and (ii) there is no action or proceeding pending or threatened against Buyer that challenges or may impair Buyer’s ability to execute or perform its obligations under this Agreement.

All representations and warranties by Buyer in this Agreement made to Buyer’s actual knowledge are only to the actual knowledge of Thomas R. Wall, the Secretary of Buyer (the “Buyer Representative”), and shall not be construed, by imputation or otherwise, to refer to the actual knowledge of Sellers or Buyer, or any affiliate of either of them, or to any other officer, agent, manager, representative or employee of Buyer or any property manager, or any of their respective affiliates, or to impose on any of the Buyer Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. The above shall not be construed to create, in and of itself, any personal liability on the part of the Buyer Representative.

The representations and warranties of Buyer contained in Section 12(a) above shall survive Closing. The other representations and warranties of Buyer contained in Section 12(b) and 12(c) shall survive Closing for a period of six (6) months, except with respect to any claims of breach thereof which Seller identifies in written notice to Buyer during such six (6) month period, provided that any suit with respect to any such claims of breach thereof shall be filed thereupon in a court of competent jurisdiction no later than on or before the expiration of eight (8) months from Closing.

13.           Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to each Property, shall be subject to the following conditions precedent for each Property on and as of the date of the Closing:

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(a)            Sellers shall deliver, or cause to be delivered, to Escrow Agent for the benefit of Buyer on or before Closing the items set forth in Section 10 above to which any Seller, Guarantor and/or Tenant is party;

(b)            Buyer shall receive from Escrow Agent a current ALTA owner’s form of title insurance policy for the Colorado Property and a current TLTA owner’s form of title insurance policy for the Texas Property, or proforma of the same, with extended coverage and including endorsements requested by Buyer and which Escrow Agent is willing to issue, each in the amount of the Purchase Price applicable to such property, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s fee simple title to the Real Property subject only to the Permitted Exceptions and otherwise in accordance with the terms of this Agreement, including Section 6 above (collectively, the “Title Policies”); provided if Escrow Agent is unwilling or unable to issue either required Title Policy in a timely manner, Sellers shall have the right to replace Escrow Agent as title insurer, at its sole cost, with respect thereto with a properly licensed title insurer of its choice.

(c)            Lincoln Tech shall be in possession of the Texas Property, open for business, and operating out of all or substantially all of the Improvements (i.e., Lincoln Tech shall not have gone dark), and Tenant shall have no present intention to cease operations or the payment of rent;

(d)            LTI Holdings shall be in possession of the Colorado Property, open for business, and operating out of all or substantially all of the Improvements (i.e., LTI Holdings shall not have gone dark), and Tenant shall have no present intention to cease operations or the payment of rent;

(e)            There shall have been no material adverse change in the business, operations or financial condition of any Seller from the business, operations or financial condition existing as of the date hereof;

(f)             Subject to Section 11, the representations and warranties of Sellers contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of the Closing, and Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing; and

(g)            No Act of Bankruptcy on the part of any Seller shall have occurred and remain outstanding as of the Closing Date. For purposes of this Section 13(g), “Act of Bankruptcy” shall mean (i) the appointment of, or the taking of possession by, a receiver who or which is not thereafter discharged within sixty (60) days, custodian, trustee or liquidator of any Seller or a substantial part of its property, (ii) the admission by any Seller of its inability to pay its debts as they become due; (iii) the making of a general assignment for the benefit of any Seller’s creditors, (iv) the commencement by or against any Seller of a voluntary or involuntary proceeding under the Bankruptcy Code or any federal or state insolvency laws or laws for the composition of indebtedness or for the reorganization of debtors where any such involuntary proceeding has not been discharged within sixty (60) days, (v) the adjudication of any Seller as a bankrupt or insolvent, or (vi) the taking of any action by any Seller for the purpose of effecting any of the foregoing.

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In the event that any of the foregoing conditions precedent have not been satisfied as of the Closing due to no fault of Buyer, Buyer shall have the right to (i) terminate this Agreement upon which termination the Earnest Money shall be returned to Buyer, Sellers shall pay to Buyer all of Buyer’s Closing Costs up to the Buyer’s Closing Cost Cap, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein or (ii) consummate the sale of each Property with no abatement in the Purchase Price. Notwithstanding the foregoing, if Escrow Agent has failed to issue any Title Policy, Sellers shall have the right to delay Closing for up to thirty (30) days to engage a title insurer of its choice, duly licensed in the applicable Property jurisdiction, to issue a Title Policy in accordance with this Agreement. If Sellers can provide such Title Policy within such thirty (30)-day period, the parties shall proceed to Closing, subject to the terms of this Agreement.

14.           Conditions Precedent to Sellers’ Obligations. Sellers’ obligation to deliver title to each Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of the Closing:

(a)            Buyer shall deliver, or cause to be delivered, to Escrow Agent for the benefit of Sellers on or before Closing the items set forth in Section 10 above to which Buyer is party;

(b)            Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 above; and

(c)            The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at Closing.

In the event that the foregoing conditions precedent have not been satisfied as of the Closing, Sellers shall have the right to (i) terminate this Agreement upon which termination the Earnest Money shall be paid by Escrow Agent to Sellers and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein or (ii) consummate the sale of each Property.

15.           Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered in person, (ii) of receipt or refusal as indicated on the return receipt, if deposited in the United States mail, registered or certified, return receipt requested, or (iii) of receipt, if deposited with a nationally recognized overnight courier, to the addresses set out in Section 1 above, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Sellers and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

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16.           Sellers’ Covenants. Each Seller agrees that it shall, subject to Section 7 above and subject to reasonable wear and tear, damage by fire or other casualty and condemnation, maintain each Property in substantially the same (or better) condition as exists on the date hereof and pursuant to Seller’s normal course of business. From and after the Effective Date, no Seller shall enter into any lease or title encumbrance affecting any Property, other than the Leases to be signed at the Closing. Between the Effective Date and the Closing Date, no Seller shall, without Buyer’s consent, take any action with respect to any Property that, if any Lease was currently in effect and such action was taken by Tenant thereunder, would require the consent of Buyer, as landlord thereunder (each, an “Action Requiring Landlord Consent”), which consent by Buyer shall be given or withheld subject to the same conditions for the giving of such consent by Buyer, as landlord under the applicable Lease with respect to such Action Requiring Landlord Consent. Notwithstanding the foregoing, each Seller shall (a) promptly advise Buyer of the taking of any Action Requiring Landlord Consent during the Due Diligence Period and (b) promptly inform Buyer in writing of any event that does, or would reasonably be expected to, adversely affect the ownership, use, occupancy or maintenance of any Property, whether insured or not.

17.           Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

18.           Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.           Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

20.           Applicable Law. This Agreement shall be construed under the laws of the State of New York, without giving effect to any state's conflict of laws principles.

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21.           Broker’s Commissions. Buyer and Sellers each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Sellers. Sellers and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including actual attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this Section 21 shall survive the Closing or the earlier termination of this Agreement.

22.           Assignment. Except as set forth in this Section 22, Buyer shall not sell, assign or transfer all or any part of its interest in and to this Agreement without the prior written consent of Sellers, which consent may be granted or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Buyer may assign its rights, without Sellers’ consent, under this Agreement to (i) a special purpose entity owned by Buyer and formed to acquire each Property; or (ii) a wholly-owned subsidiary of LCN North American Fund III REIT (such assignee, the “Approved Assignee”). No such assignment shall relieve Buyer of any of its obligations hereunder and Buyer shall notify Sellers of any such assignment in writing (together with the applicable assignment documentation) no less than five (5) business days prior to the scheduled Closing Date.

23.           Attorneys’ Fees. In any action between Buyer and any Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable and actual attorneys’ fees and disbursements and court costs incurred in such action.

24.           Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

25.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

26.          Anti-Terrorism. Neither Buyer or any Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

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27.          As-Is Where-Is Purchase. BUYER ACKNOWLEDGES AND AGREES WITH, SELLERS THAT BUYER IS PURCHASING EACH PROPERTY IN ITS “AS-IS, WHERE IS” CONDITION “WITH ALL FAULTS” AS OF THE CLOSING DATE, WITHOUT ANY WARRANTIES, REPRESENTATIONS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM, BY, OR ON BEHALF OF SELLERS, EXCEPT FOR ANY AND ALL REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENTS EXECUTED AND DELIVERED BY ANY SELLER AT CLOSING, INCLUDING, WITHOUT LIMITATION, THE LEASES. Buyer acknowledges it will have the opportunity to inspect the Property prior to Closing and the opportunity to conduct such investigation and study on and of the Property as Buyer deems necessary, and Buyer shall rely solely upon same and not upon any information provided by or on behalf of Sellers or its agents or employees with respect thereto, subject to any representations and warranties of Sellers as expressly set forth in this Agreement and the documents delivered by any Seller to Buyer at Closing (subject in each case to the limitations set forth herein). Buyer hereby FOREVER WAIVES, RELEASES AND DISCHARGES Sellers from all responsibility and liability, including without limitation, liabilities and responsibilities relating to the physical, environmental, or legal compliance status of the Property, or any environmental matters of any kind or nature respecting the Property occurring or existing prior to the Closing Date, whether arising before or after the Effective Date, or regarding the condition, valuation, salability, or utility of the Property, or its suitability for any purpose whatsoever, and any structural and geologic conditions or subsurface soil and water conditions on, under, adjacent to, or otherwise affecting the Property, except for the terms and conditions of the Leases and except for breaches of Seller’s representations and warranties expressly set forth in this Agreement and the documents delivered by Seller to Buyer at Closing (subject in each case to the limitations set forth herein); provided, however, nothing herein shall waive, release, discharge or limit the obligations, responsibilities, and liabilities of Tenant under the Leases or of Guarantor under each Guaranty for each Lease. The provisions of this Section 27 shall survive Closing and not merge with the provisions of any documents delivered at Closing.

28.           Limitation on Liability.

(a)            Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection herewith, the aggregate liability of each Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of such Seller under this Agreement (or any document or certificate executed or delivered in connection herewith) shall not exceed $2,000,000 (“Seller Liability Cap”); however, Buyer shall not make any claims in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of any Seller under this Agreement unless such claims in the aggregate exceed $50,000. Notwithstanding the foregoing, each Seller and Buyer acknowledge and agree that Fraud Claims (as hereinafter defined), and any claims against Tenant under any Lease arising after Closing, shall not be subject to the Seller Liability Cap. “Fraud Claims” means claims involving, relating to, arising out of, or based upon willful misconduct, fraud, criminal actions, or knowing or intentional breach of any representation or warranty in this Agreement.

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(b)           No shareholder or agent of any Seller, nor any Seller Indemnified Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement, or any amendment or amendments thereto, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers’ assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

(c)            The provisions of this Section 28 shall survive Closing or sooner termination of this Agreement.

29.           Principles of Construction. Any term used or defined in the singular shall include its plural form, and any term used or defined in the plural shall include its singular form.

30.           Public Disclosure. Each of Sellers and Buyer will maintain as confidential (i) any and all information obtained about the other party prior to and following the execution of this this Agreement (including, without limitation, any financial or operating information of, or related to, the other party), and (ii) the terms and conditions of this Agreement (as originally circulated or as negotiated); provided, however, that each party shall be permitted to disclose information related to this Agreement and the transactions contemplated hereby including those described in items (i) and (ii) above: (x) to such party’s officers, employees, board members, accountants, attorneys, shareholders, members and lenders in accordance with usual and customary business practices; provided such individuals or entities agree, at the time of such disclosure, to be bound by the terms and conditions of this Section 30; (y) as required by any law applicable to the party, and (z) if such information is generally available to the public other than as a result of a party’s breach of this Section. For the avoidance of doubt, Buyer acknowledges and agrees that it has been advised by Sellers that Sellers will be filing this Agreement publicly with the U.S. Securities and Exchange Commission in order to comply with laws and legal requirements applicable to it.

31.            No Recording. Without the prior written consent of Sellers, prior to Closing, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation by Buyer without the prior written consent of Sellers shall constitute a default hereunder by Buyer. In addition to Sellers’ remedies set forth herein, Buyer shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, which obligation shall survive any termination of this Agreement.

32.            Joint and Several. Each Seller shall be jointly and severally liable for the obligations and liabilities of Sellers arising under this Agreement. Buyer may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one Seller without affecting the liability of any other Seller.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:

LNT DENVER (MULTI) LLC, a Delaware limited liability company

By:	/s/ Bryan York Colwell
Name: Bryan York Colwell
Title: Vice President

SELLERS:

LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation

By:	/s/ Brian K. Meyers
Name: Brian K. Meyers
Title: CFO

LTI HOLDINGS, LLC, a Colorado limited liability company

By:	/s/ Brian K. Meyers
Name: Brian K. Meyers
Title: CFO

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:
Date:
24

EXHIBITS

Exhibit A	-	Legal Description of the Property

Exhibit A-1	-	Property Transfer Exclusions

Exhibit B	-	Form of Lease

Exhibit C	-	Form of Assignment of Licenses, Permits, Guaranties and Warranties

Exhibit D	-	Environmental Reports
25

EXHIBIT A

LEGAL DESCRIPTION OF EACH PROPERTY

TEXAS PROPERTY

BEING a 19.063 acre tract of land situated in the W.J. Whiting Survey, Abstract No. 1614, Tarrant County, Texas, and being all of Lot 1, Block 1 of AutoNation Reconditioning Center Addition, an Addition to the City of Grand Prairie, according to the Plat thereof recorded in Cabinet A, Slide 3216, Plat Records, Tarrant County, Texas, and being that certain tract of land conveyed to AutoNation USA Corporation, as recorded by deed in Volume 12539, Page 0839, Deed Records, Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2" iron rod with orange plastic cap stamped "METROPLEX 3689" set for corner at the intersection of the south line of Alouette Drive (60 foot right of way) with the west line of Forum Drive (100 foot right of way);

THENCE South 00°17'00" East, along the west line of said Forum Drive, a distance of 762.09 feet to a capped iron rod found in concrete for the northeast corner of Site 1, Block D of the Forum Park Addition, an addition to the City of Grand Prairie, according to the Plat thereof recorded in Volume 388-139, Page 4, Plat Records, Tarrant County, Texas;

THENCE North 89°45'41" West, departing the west line of said Forum Drive, and along the north line of said Site 1, Block D, a distance of 901.74 feet to a capped iron rod found in concrete for the common north corner of said Lot 1, Block D and of Lot 2, Block 1 of 360 Commerce Center Addition, an addition to the City of Grand Prairie, according to the Plat thereof recorded in Cabinet A, Slide 4797, Plat Records, Tarrant County, Texas;

THENCE South 89°20'55" West, departing the north line of said Site 1, Block D, and along the north line of said Lot 2, Block 1, a distance of 200.00 feet to a capped iron rod marked "Brittain & Crawford" found for the southeast corner of Lot 3, Block 1 of 360 Commerce Center Addition, an addition to the City of Grand Prairie, according to the Plat thereof recorded in Cabinet A, Slide 5856, Plat Records, Tarrant County, Texas;

THENCE North 00°15'46" West, departing the north line of said Lot 2, Block 1, and along the east line of said Lot 3, Block 1, a distance of 748.08 feet to a 1/2" iron rod with orange plastic cap stamped "METROPLEX 3689" set for corner on the south line of the aforementioned Alouette Drive;

THENCE North 89°20'55" East, along the south line of said Alouette Drive, a distance of 1101.46 feet to the POINT OF BEGINNING and containing 830,380 square feet, or 19.063 acres of land, more or less.

COLORADO PROPERTY

PARCEL A:

A parcel of land within Lot 1, Block 2, MILE HIGH BUSINESS CENTER FILING NO. 1, located in the East ½ of Section 23, Township 3 South, Range 67 West of the 6th Principal Meridian, City and County of Denver, State of Colorado, being more particularly described as follows:

Commencing at the Southwest corner of said Lot 1, Block 2, Mile High Business Center Filing No. 1 and the point of beginning;

Thence North 00°00’00” West, 1196.05 feet along the Westerly line of said Lot 1, Block 2 to the Northwest corner of said Lot 1, Block 2;

Thence along the Northerly line of said Lot 1, Block 2 the following seven (7) courses:

1.	South 80°11’31” East, 30.88 feet;

2.	Thence North 84°17’22” East, 35.68 feet;

3.	Thence South 00°00’00” East, 219.45 feet to a point of curvature;
4.	Thence 38.48 feet along a tangent curve to the left having a radius of 24.50 feet, a central angle of 90°00’00”, and a chord which bears South 45°00’00” East, 34.65 feet to a point of tangency;

5.	Thence North 90°00’00” East, 269.00 feet;

6.	Thence North 00°00’00” West, 80.00 feet;
7.	Thence North 90°00’00” East, 190.50 feet;

Thence leaving said Northerly line North 90°00’00” East, 18.00 feet;

Thence South 00°00’00” East, 70.56 feet to a point of curvature;

Thence 56.14 feet along a tangent curve to the left having a radius of 117.50 feet, a central angle of 27°22’32”, and a chord which bears South 13°41’16” East, 55.61 feet to a point of tangency;

Thence South 27°22’32” East, 46.24 feet to a point of curvature;

Thence 56.14 feet along a tangent curve to the right having a radius of 117.50 feet, a central angle of 27°22’32”, and a chord which bears South 13°41’16” East, 55.61 feet to a point of tangency;

Thence South 00°00’00” East, 363.24 feet;

Thence North 90°00’00” East, 370.13 feet to a point on the Easterly line of Lot 1, Block 2; Thence along said Easterly line South 45°47’23” West, 150.55 feet;

Thence continuing along said Easterly line South 00°00’00” East, 442.77 feet to the Southeast corner of said Lot 1, Block 2;

Thence along the Southerly line of said Lot 1, Block 2 North 83°29’00” West, 883.43 feet to the point of beginning, City and County of Denver, State of Colorado.

PARCEL B:

Beneficial non-exclusive, perpetual easements for storm water drainage, sheet flow and storm water drainage facilities, and for water, sewer, telephone and gas utilities and utility lines and facilities, and for pedestrian and vehicular ingress, egress and access and access improvements, as set forth in Declaration of Utilities and Reciprocal Ingress, Egress and Access Easements and Maintenance Agreement, recorded December 31, 2009, at Reception No. 2009168909, as amended by First Amendment to Declaration of Drainage, Utilities and Reciprocal Ingress, Egress and Access Easements and Maintenance Agreement, recorded June 29, 2011, at Reception No. 2011070332, City and County of Denver, State of Colorado.

PARCEL C:

Beneficial easements contained in Sanitary and Storm Sewer and Permanent Detention/Water Quality Ponds Easement and Indemnity Agreement recorded April 20, 2006, at Reception No. 2006061952, City and County of Denver, State of Colorado.

EXHIBIT A-1

PROPERTY TRANSFER EXCLUSIONS

•	Training Equipment: machinery, cars and parts, etc.
•	Office and classroom furniture and fixtures
•	IT equipment: computers, projectors, printers, phones, etc.
•	Inventory: books, uniforms

EXHIBIT B

FORM OF LEASE

LEASE AGREEMENT

by and between

LNT DENVER (MULTI) LLC,

a Delaware limited liability company,

as LANDLORD

and

LINCOLN TECHNICAL INSTITUTE, INC.,

a New Jersey corporation

as TENANT

Premises: [2915 Alouette Drive, Grand Prairie, Texas / 11194 E. 45th Avenue, Denver, Colorado]

Dated as of: ____________, 2021

TABLE OF CONTENTS

-i-

EXHIBITS

Exhibit A	- Legal Description of Real Property
Exhibit B	- Machinery and Equipment
Exhibit C	- Schedule of Permitted Encumbrances
Exhibit D	- Basic Rent Schedule
Exhibit E	- Intentionally Deleted
Exhibit F	- Memorandum of Lease
Exhibit G	- Form of Guaranty
Exhibit H	- Organizational Chart
-ii-

This LEASE AGREEMENT (as amended, supplemented or modified, this “Lease”), made as of this _____ day of _______________, 2021 (the “Effective Date”), between LNT Denver (Multi) LLC, a Delaware limited liability company (together with its successors and assigns “Landlord”), with an address at 888 Seventh Avenue, 4th Floor, New York, New York 10019, and Lincoln Technical Institute, Inc., a New Jersey corporation (together with its successors and permitted assigns, “Tenant”) with an address at __________________________.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1.        Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the “Leased Premises”): (a) the land located at ___________________, consisting of approximately ____ acres, and more particularly described in Exhibit A attached hereto together with the Appurtenances (collectively, the “Land”); (b) the building(s) containing approximately _____________ square feet (the “Primary Building”), other structures and other improvements and fixtures now or hereafter constructed on the Land (together with the Primary Building, the “Improvements”, and collectively, the Land and the Improvements are referred to as the “Real Property”); and (c) the fixtures, machinery, equipment and other property described in Exhibit B hereto (collectively, the “Equipment”).

2.        Certain Definitions.

“Additional Rent” is defined in Paragraph 7.

“Affiliate” of any Person means any Person which shall (i) Control, (ii) be under the Control of, or (iii) be under common Control with such Person.

“Alterations” means all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of, and all substitutions or replacements for, any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary, and shall include any Major Alterations.

“Appurtenances” means all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

“Assignment” means any assignment of rents and leases from Landlord to a Lender which (a) encumbers the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

“Basic Rent” is defined in Paragraph 6.

“Basic Rent Payment Date” is defined in Paragraph 6.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York or _________ are required or authorized to be closed.

“Casualty” means any loss of or damage to or destruction of all or any portion of the Leased Premises.

“Change in Control” is defined in Paragraph 21(c).

“Commencement Date” is defined in Paragraph 5(a).

“Condemnation” means a Taking and/or a Requisition.

“Control” means (i) ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation or (ii) the power to direct or cause the direction of the management or policies of such Person).

“Condemnation Notice” means notice from the applicable governmental authority of the institution of or imminent intention to institute a proceeding for Condemnation.

“Costs” of a Person or associated with a specified matter means all reasonable and documented third-party out-of-pocket costs and expenses incurred by such Person or associated with such matter, including without limitation, actual attorneys’ fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require, but excluding (in the case of Costs of Landlord) all costs, expenses and fees associated with such Person entering into a new Note or Loan transaction.

“Credit Person” is defined in Paragraph 21(c).

“Default Rate” is defined in Paragraph 7(a)(iv).

“Dollars,” “dollars” and “$” refers to lawful money of the United States of America unless otherwise indicated.

“Easement Agreement” means any condition, covenant, restriction, easement, declaration, license or other agreement listed as a Permitted Encumbrance or as may hereafter affect the Leased Premises.

“EBITDA” means for any period, determined on a consolidated basis for Guarantor, Tenant or any Credit Person, as may be applicable, and its subsidiaries, Net Income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining Net Income) and excluding any non-cash mark-to-market adjustments (either positive or negative) of any financial instruments of Tenant and it subsidiaries’ treated as derivatives under ASC 815 (formerly FASB No. 133) for hedging.

“Effective Date” shall have the meaning given to such term in the preamble paragraph of this Lease.

2

“Environmental Law” means (a) whenever enacted or promulgated, any applicable Federal, state, or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to Hazardous Substances, pollution (or the cleanup thereof), contamination or protection of human health (including employee safety in the workplace) or the environment, including the protection of ambient air, indoor air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life and natural resources, or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, as now or hereafter in effect during the Term, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the Federal Solid Waste Disposal Act, the Federal Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal National Environmental Policy Act and the Federal Hazardous Materials Transportation Act, each as applicable and now or hereafter in effect and any similar state or local Law.

“Environmental Violation” means any demands, charges, claims, actions, suits, inquiries, complaints, litigation, investigation, sanctions, citations, or proceedings of any nature, whether administrative, civil, criminal or regulatory, made by any Person relating to Hazardous Substances or arising under Environmental Laws, including but not limited to (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, or filtration (“Release”) of any Hazardous Substance at, upon, under, onto or within or transportation of any Hazardous Substances from the Leased Premises or Excluded Personal Property in violation of any Environmental Law or which would reasonably be expected to result in liability under Environmental Laws for the costs of any investigation, cleanup, removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises, or migrating from the Leased Premises which extends to any adjacent property, in violation of any Environmental Law in material violation of any Environmental Law or which would reasonably be expected to result in liability under Environmental Laws, (c) the abandonment or discarding of any barrels, containers, storage tanks, or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, or (d) any activity, occurrence or condition on the Leased Premises prior to or during the Term which under any Environmental Law would reasonably be expected to result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises or the creation of a lien on the Leased Premises.

3

“Equipment” is defined in Paragraph 1.

“Escrow Charges” is defined in Paragraph 9(b).

“Escrow Payment” is defined in Paragraph 9(b).

“Excluded Personal Property” is defined in Exhibit B.

“Expiration Date” is defined in Paragraph 5(a).

“Event of Default” is defined in Paragraph 22(a).

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantor” means any Person who, now or in the future, may guaranty this Lease in accordance with the provisions hereof.

“Guaranty” shall mean any guaranty of this Lease executed and delivered by a Guarantor pursuant to the provisions hereof, which shall be in the form attached hereto as Exhibit G.

“Hazardous Activity” means any activity, process, procedure or undertaking which (a)  generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), or (c) involves the containment or storage of any Hazardous Substance; which in case of (a), (b) or (c) is in violation of Environmental Laws, or (d) would cause the Leased Premises to be used primarily as a regulated hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

“Hazardous Condition” means any environmental condition which would reasonably be expected to support any claim or liability under any Environmental Law, including the presence of underground storage tanks in violation of Environmental Laws.

“Hazardous Substance” means any toxic or hazardous substance, material, or product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, infectious material or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is defined by, or regulated pursuant to, and/or gives rise to liability under, any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, petroleum by-product, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, PFAS, lead and polychlorinated biphenyls.

“Impositions” is defined in Paragraph 9(a).

4

“Improvements” is defined in Paragraph 1.

“Indemnitee” is defined in Paragraph 15(a).

“Insurance Requirements” means the requirements of all insurance policies maintained in accordance with this Lease.

“Land” is defined in Paragraph 1.

“Landlord” is defined in the introductory Paragraph.

“Law” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Lease” is defined in the introductory Paragraph.

“Lease Year” means, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

“Leased Premises” is defined in Paragraph 1.

“Legal Requirements” means the requirements of all present and future Laws (including, but not limited to, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals, and all permit and licensing requirements) and all covenants, restrictions and conditions, including all Easement Agreements, now or hereafter of record which may be applicable to Tenant or to the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease.

“Lender” means any Person which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note, together with its successors, transferees and assigns.

“Loan” means any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and evidenced by a Note.

“Loan Document” means any document entered into by Landlord which documents, secures or is otherwise related to any Loan, including, without limitation, any Note, Mortgage, Assignment, Assignment, guaranty, loan agreement or indemnity agreement.

“Material Casualty” means any destruction or damage to the Leased Premises caused by fire, act of god or other casualty which causes damage to the Primary Building that: (x) impacts more than fifty percent (50%) of the floor area of the Primary Building, or (y) would cost more than fifty percent (50%) of the value of such Primary Building to complete the required Restoration.

5

“Material Environmental Violation” means an Environmental Violation, excluding technical violations that can be cured by the making of submissions or filings, and/or the expenditure of de minimis costs.

“Material Taking” means any Taking: (i) of the entire Leased Premises, or (ii) that would, even after Restoration, in Tenant’s reasonable good faith business judgment, be substantially and materially adverse to Tenant’s use of the remaining portion of the Leased Premises as a skilled trade training facility.

“Monetary Obligations” means Rent, Impositions, Escrow Charges and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord, or to any Indemnitee.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means any mortgage or deed of trust from Landlord to a Lender which (a) encumbers the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Net Award” means (a) the entire award payable to Landlord or Lender by reason of a Condemnation, whether pursuant to judgment or by agreement or otherwise; or (b) the entire proceeds of any insurance policy by reason of a Casualty, in each case, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

“Net Income” or “Net Loss” means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), provided that there shall be excluded: (a) the net income (or net loss) of any other Person accrued prior to the date it becomes a subsidiary of or is merged into or consolidated with, the Person whose Net Income is being determined or a subsidiary of such Person, (b) the net income (or net loss) of any other Person in which the Person whose Net Income is being determined or any subsidiary of such Person has an ownership interest that is less than a 100% ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve not in the ordinary course of business, except to the extent that provision for such reserve was made out of income during such period, (d) any write-up of any asset, except any write-up of any asset in the ordinary course of such Person’s business in accordance with the percentage of completion rules under GAAP, and (f) any other extraordinary item.

“Net Sublet Rent” is defined in Paragraph 21(j).

“Non-Disturbance Agreement” is defined in Paragraph 21(n).

6

“Note” means any promissory note evidencing Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Organizational Chart” means the organizational chart of Tenant annexed hereto as Exhibit H.

“Partial Casualty” means any Casualty which does not constitute a Material Casualty.

“Partial Condemnation” means any Condemnation which does not constitute a Material Taking.

“Permitted Encumbrances” means those covenants, restrictions, reservations, liens, conditions, encroachments, easements and encumbrances which affect title to the Leased Premises as of the Effective Date, or which arise due to the acts or omissions of Landlord with Tenant’s written consent or request (excluding, however, any Mortgage or any other Loan Document) after the Effective Date.

“Permitted Leasehold Mortgage” means any first lien leasehold mortgage, deed of trust, pledge or similar security device covering all of Tenant’s leasehold estate in the Leased Premises which shall be granted by Tenant to a Permitted Leasehold Mortgagee for purposes of financing (i) a Major Alteration for which Landlord has granted its prior written consent or (ii) Tenant’s equipment, machinery, inventory or other personal property.

“Permitted Leasehold Mortgagee” shall mean a national banking association, state chartered bank, savings and loan association, insurance company, savings bank, foreign bank authorized to do business in the United States, trust company, real estate investment trust or pension fund, each of which shall have gross assets in excess of $1,000,000,000.

“Permitted Transfer” is defined in Paragraph 21(b).

“Permitted Violations” is defined in Paragraph 14.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee of a trust, unincorporated organization, governmental authority or any other entity.

“Present Value” of any amount means such amount discounted by a rate per annum equal to the Prime Rate at the time such present value is determined plus four percent (4%) per annum.

“Primary Building” is defined in Paragraph 1.

“Prime Rate” means the interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”. The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect. If The Wall Street Journal ceases to publish the “prime rate,” then Landlord shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Landlord shall reasonably select a comparable interest rate index published by a major money center United States based national bank.

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“Prohibited Person” means any foreign government or any Affiliate, agency or department of any foreign government, or any Person on the most current list of “Specifically Designated National and Blocked Persons,” or on any other similarly designated lists promulgated from time to time by any agency of the U.S. government and with whom the conduct of business is prohibited.

“Qualifying Sublease” shall mean a sublease to a Qualifying Subtenant that (i) complies with Paragraph 21, and (ii) subleases premises of not less than eighty percent (80%) of the rentable square feet of the Primary Building, which subleased premises is contiguous and any remaining space within the Primary Building may be separately demised and accessed.

“Qualifying Subtenant” shall mean a subtenant that (a) complies with all requirements of Paragraph 21; (b) is not an Affiliate of Tenant; and (c) has Sufficient Creditworthiness.

“Real Property” is defined in Paragraph 1.

“Remaining Obligations” is defined in Paragraph 18(c).

“Remaining Sum” is defined in Paragraph 19(c).

“Renewal Term” is defined in Paragraph 5(b).

“Rent” means, collectively, Basic Rent and Additional Rent.

“Requisition” means a temporary requisition or confiscation of the use or occupancy of all or a portion of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition, confiscation or otherwise.

“Restoration” shall mean the restoration (including repair, improvement, rebuilding and/or replacement, as applicable) of the Leased Premises after any Taking or damage by fire or other casualty, as nearly as practicable to their value, condition, utility and remaining useful life existing prior to such Taking or damage and in accordance with the repair and maintenance standards and obligations of this Lease.

“Review Criteria” is defined in Paragraph 21(a).

“Right of First Offer” is defined in Paragraph 39(a).

“ROFO Acceptance Notice” is defined in Paragraph 39(b).

“ROFO Notice” is defined in Paragraph 39(b).

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“S&P” means Standard and Poor’s Ratings Services, a division of McGraw Hill Companies, Inc.

“Site Assessments” is defined in Paragraph 10(c).

“Site Reviewers” is defined in Paragraph 10(c).

“State” means the State of _____________.

“Subsidiary(ies)” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or Controls the shares of stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Sufficient Creditworthiness” is defined in Paragraph 21(c).

“Surviving Obligations” means any obligations of a party under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

“Taking” shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the date actual physical possession is taken by the condemnor.

“Tangible Net Worth” means, as of a given date, a Person’s (i) total tangible assets less (ii) its total liabilities as of such date determined on a consolidated basis and in accordance with GAAP.

“Tenant” is defined in the introductory Paragraph.

“Tenant Indemnitee” is defined in Paragraph 15(c).

“Term” is defined in Paragraph 5(a).

“Termination Date” is defined in Paragraph 18(b).

“Termination Event” means a Casualty or Condemnation described in Paragraph 18(a).

“Termination Notice” is defined in Paragraph 18(a).

“Third Party Purchaser” is defined in Paragraph 21(m).

“Transfer” is defined in Paragraph 21(a).

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“Transferee” is defined in Paragraph 21(a).

“Warranties” is defined in Paragraph 3(d).

“Work” is defined in Paragraph 13(b).

3.         Title and Condition.

(a)                The Leased Premises are demised and let subject to (i)  the rights of any Persons in possession of the Leased Premises as of the date hereof, (ii) the state of title of the Leased Premises as of the date hereof, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation(s) of any thereof, (v) the condition of the Leased Premises as of the date hereof, without representation or warranty by Landlord, and (vi) the provisions of Paragraph 32.

(b)               LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS WHERE IS AND WITH ALL FAULTS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OR PRESENCE OF ANY HAZARDOUS SUBSTANCE, OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LEGAL REQUIREMENTS; AND ALL RISKS RELATED TO THE FOREGOING ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

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(c)                Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. The foregoing representation shall survive the Effective Date.

(d)               Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, in conjunction with Landlord, the right to enforce all assignable warranties, guaranties, indemnities, causes of action and similar rights (collectively “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires the Leased Premises, in which instance such assignment shall become permanent and irrevocable with respect to the Leased Premises), whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence of an Event of Default. Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms. Landlord retains the right to enforce any Warranties assigned in the name of Tenant in the event that Tenant fails to do so or upon the occurrence and during the continuance of an Event of Default.

4.         Use of Leased Premises; Quiet Enjoyment.

(a)                Tenant may occupy and use the Leased Premises for use as a skilled trade training facility, consistent with Tenant’s current use thereof, and for ancillary uses permitted by Law, but for no other purpose without the consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for obtaining and maintaining all permits, licenses, certificates of occupancy, or any other items required by Law or any Legal Requirement with respect to Tenant’s permitted use and occupancy of the Leased Premises. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises, in a manner which would or might reasonably be expected to (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any material Warranties, (iv) cause structural injury to the Improvements, (v) constitute a public or private nuisance or waste, (vi) constitute an offensive or noxious use, or (vii) constitute a Hazardous Activity or materially increases the risk of the release of Hazardous Substances from the Leased Premises or materially increase environmental compliance costs. If, during the Term, Tenant’s use or occupancy of the Leased Premises are no longer permitted by Law or any Legal Requirement, Tenant shall not have the right to terminate this Lease, provided that Tenant shall have the right to use the Leased Premises for any use permitted by Legal Requirements that does not give rise to a Hazardous Activity.

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(b)               Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or any party claiming by, through or under Landlord with respect to matters that arise after the Effective Date, provided that Landlord or its agents may enter upon and examine the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof. Tenant shall have the right to have an employee of Tenant accompany Landlord in connection with such access, provided the unavailability of an employee of Tenant shall not be grounds for denying such access. In connection with each such entry and/or examination, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Leased Premises. Tenant shall permit inspection of the Leased Premises by any federal, state, county or municipal officer or representative to determine if the Leased Premises or any portion thereof comply with any Law or Legal Requirement.

5.        Term.

(a)                Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (as extended or renewed in accordance with the provisions hereof, the “Term”) commencing on the date hereof (the “Commencement Date”) and ending twenty (20) years thereafter on _______________, 2041 (the “Expiration Date”).

(b)               Tenant shall have the right to renew this Lease for four (4) successive terms of five (5) years each (each a “Renewal Term” and collectively the “Renewal Terms”) by delivering written notice of the exercise thereof to Landlord not later than twenty-four (24) months before the expiration of the initial Term and not later than twelve (12) months before the expiration of any applicable Renewal Term, TIME BEING OF THE ESSENCE with respect to Tenant’s exercise of its option with respect to the Renewal Terms, and provided further that no default beyond any applicable notice and cure periods exists either at the time of such exercise or at the commencement of the applicable Renewal Term. Any such extension of the Term shall be subject to all of the provisions of this Lease (except that Tenant shall not have the right to any additional Renewal Terms other than the four (4) Renewal Terms provided in this Paragraph 5(b)), and Basic Rent for such Renewal Term shall be determined in accordance with Exhibit D.

(c)                If Tenant exercises its option pursuant to Paragraph 5(b) not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs advertising such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times and upon such reasonable notice to Tenant as Landlord may select. In connection with all such showings, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Leased Premises.

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6.         Basic Rent.

Tenant shall pay to Landlord for the Leased Premises during the Term, annual rent in the amounts (“Basic Rent”) and on the dates (each, a “Basic Rent Payment Date”) provided for in Exhibit D. Each payment of Basic Rent shall be made to Landlord (or one or more other Persons as Landlord may designate in Dollars on each Basic Rent Payment Date, without notice, demand, offset, abatement or deduction (except as may otherwise be expressly permitted in this Lease), only by wire or ACH transfer and no other method, other than some other commercially reasonable and then common method approved by Tenant and Landlord, pursuant to wire transfer instructions delivered to Tenant from time to time. Simultaneously with making such payment, Tenant shall endeavor to send to Landlord, by email notice as set forth in Paragraph 24 below, confirmation that such payment was made, but the failure to email such notice shall not be deemed a default hereunder. If the Commencement Date shall occur on a date other than a Basic Rent Payment Date, Basic Rent for the period from and including the Commencement Date through and including the day preceding the first Basic Rent Payment Date, shall be paid on the Commencement Date. Basic Rent for any partial quarter shall be prorated based upon the actual number of days in such quarter. If any Basic Rent Payment Date falls on a date which is not a Business Day, Basic Rent shall be due and payable on the immediately succeeding Business Day.

7.        Additional Rent.

(a)                Tenant shall pay and discharge, before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as additional rent during the Term (collectively, “Additional Rent”), all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof, including, without limitation, the following:

(i)                 except as otherwise specifically provided herein, all Costs of Tenant, all reasonable and documented costs and expenses of Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of the Leased Premises pursuant to the provisions of this Lease, (B) the performance of any of Tenant’s obligations under this Lease, (C) the adjustment, settlement, or compromise of any insurance claims involving or arising from the Leased Premises, except to the extent any litigation is based on the acts of Landlord, (D) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, subject to Paragraph 23(m), (E) any amendment, supplement, modification or termination of this Lease requested by Tenant or necessitated by any default by Tenant in the performance of any of its obligations under this Lease, (F) any act undertaken by Landlord (or its counsel) at the request of Tenant or any act of Landlord performed on behalf of Tenant, (G) Tenant’s failure to act promptly in an emergency situation, (H) the wire transfers of Rent payments and (I) all other items specifically required to be paid by Tenant under this Lease. Notwithstanding anything in this Lease to the contrary, Costs of Tenant shall not include: (1) principal or interest payments on any Mortgage; (2) leasing commissions or legal fees with respect to the negotiation of leases; (3) costs for which Landlord is entitled to be reimbursed by insurers (or would have been if Landlord’s insurance required under this Lease were in effect) and costs that are reimbursed or by governmental authorities in Condemnation proceedings to Landlord (net of reasonable collection expenses incurred); (4) marketing, advertising and promotional expenses; (5) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services, except as set forth in Paragraph 7(a)(v); (6) ground rental and interest on debt or amortization payments on any debt for borrowed money; (7) expenses to the extent resulting from the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors; (8) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (9) Landlord’s general corporate overhead and general and administrative expenses, including costs associated with operating the business of the landlord entity, as distinguished from costs of operating the Real Property, including accounting and legal matters, (10) costs of defending lawsuits with any Mortgage holder; (11) costs of selling, syndication, financing, mortgaging or hypothecating any of the Landlord’s interest in the Real Property, including attorney fees and costs of settlement, judgments and payments in lieu thereof, except as set forth in Paragraph 9(b), Paragraph 23(i) and Paragraph 34(b); (12) wages and benefits of any employee who does not devote substantially all of his or her time to the Building; (13) costs arising from Landlord’s political or charitable contributions; (14) costs for the acquisition of sculptures, paintings, or other objects of fine art; (15) reserves, except as set forth in Paragraph 9(b), Paragraph 23(i) and Paragraph 34(b).

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(ii)               after the date all or any portion of any installment of Basic Rent or Additional Rent is due and not paid by the applicable Basic Rent Payment Date or any grace period allowed therefor, an amount (the “Late Charge”) equal to five percent (5%) of the unpaid sum to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant’s delinquency. Notwithstanding the foregoing, Tenant shall not be charged with the Late Charge with respect to the first occurrence during any twelve (12) month period in which Tenant fails to make any Rent payment when due until five (5) Business Days after Landlord delivers written notice of such delinquency to Tenant and Tenant fails to cure such delinquency within such five day period. Tenant acknowledges that the damages to and costs incurred by Landlord resulting from Tenant’s late payment of Basic Rent would be difficult, if not impossible, to ascertain with any accuracy, and that the five percent (5%) charge represents Landlord and Tenant’s efforts to approximate such potential damages and costs;

(iii)             [intentionally deleted]

(iv)             interest at the rate (the “Default Rate”) five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof subject to any applicable grace periods therefor, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue subject to any applicable grace periods therefor. Notwithstanding the foregoing, Tenant shall not be charged with interest at the Default Rate with respect to the first occurrence during any twelve (12) month period in which Tenant fails to make any Rent payment when due until five (5) business days after Landlord delivers written notice of such delinquency to Tenant and Tenant fails to cure such delinquency within such five day period;

(v)               a management fee not to exceed three percent (3%) of the Basic Rent payable hereunder paid by Landlord or Lender to an independent third-party property manager in an arms-length transaction in the event an Event of Default occurs and is continuing which results in (A) Tenant failing to manage and maintain the Leased Premises in the manner required by this Lease, or (B) Lender taking possession of the Leased Premises to manage same; and

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(vi)             two thousand five hundred dollars ($2,500.00) per month for each month that Tenant is late in the delivery of the annual or quarterly financial statements that are required to be delivered pursuant to Paragraph 28(b) (Books and Records), and provided that Tenant may, upon notice to Landlord delivered prior to the due date of such financial statements, extend the time period to deliver such financial statements for a reasonable period of time if Tenant is diligently pursuing obtaining such financial statements, but they are not available as of the applicable due date, in which case the above-referenced monthly penalty shall not apply.

(b)               Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due; provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within thirty (30) days after Landlord’s demand for payment thereof, and (ii) any other Additional Rent, within thirty (30) days after Landlord’s demand for payment thereof, together with reasonably detailed documentation evidencing the amount due.

(c)                In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

8.         Net Lease: Non-Terminability.

(a)                This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”), EXCEPT AS OTHERWISE EXPRESSLY permitted pursuant to the terms of this Lease. Tenant assumes the sole responsibility for the condition, use, operation, maintenance and management of the Leased Premises and all costs and expenses relating thereto and Landlord shall have no responsibility in respect thereof.

(b)               Except as otherwise expressly set forth in this Lease, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

(c)                The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

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(d)               Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law to (i) quit, terminate or surrender this Lease or the Leased Premises, or (ii) any Set-Off of any Monetary Obligations.

9.         Payment of Impositions.

(a)                As the same relate to the Leased Premises, Tenant shall pay and discharge when due: all taxes (including, without limitation, ad valorem, real and personal property, franchise, sales, use, gross receipts and rent and occupancy taxes); any margin, excise or similar taxes imposed on the revenue or income of Landlord but only if the rental under this Lease is the only revenue or income of Landlord; all payments in lieu of taxes pursuant to a financial agreement with the governing body of the municipality where the Leased Premises are located; all sales (including those imposed on lease rentals) or use taxes levied with respect to, assessed against or measured by any Basic Rent or Additional Rent; all charges for any easement or agreement maintained for the benefit of the Leased Premises; all assessments (including special assessments and any other charges or claims imposed by a governmental or municipal entity) and levies; all fines, penalties and other costs in connection with noncompliance of the Leased Premises with any applicable Law; all permit, inspection and license fees; all rents and charges for water, sewer, utility and communication services relating to the Leased Premises; all ground rents and all other public charges, whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant’s interest in the Leased Premises, (iii) the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of the Leased Premises, any activity conducted on the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other Loan Document and which (as to this clause (v)) Landlord has agreed to pay (collectively, the “Impositions”); provided that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord’s (or Lender’s) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge and, except for margin, excise or similar taxes to the extent expressly provided to be paid for by Tenant hereinabove), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments. Tenant shall be responsible to obtain all bills for the payment of Impositions and shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Landlord shall promptly deliver to Tenant any bill, invoice, settlement or notice that Landlord receives with respect to the Impositions. In addition, Landlord agrees to cooperate with Tenant as and when necessary to enable Tenant to receive tax bills, settlements and notices with respect to the Impositions directly from the respective taxing authorities. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Landlord’s request therefor, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within ten (10) days after the due date thereof, and (3) receipts for payment of all other Impositions within ten (10) days after Landlord’s request therefor.

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(b)               Following the occurrence and during the continuance of an Event of Default, Landlord may require Tenant to pay Escrow Charges to Landlord or Landlord’s Lender in such amounts (each an “Escrow Payment”) monthly until such time as there shall be in an escrow account an amount equal to the Escrow Charges (as hereinafter defined). As used herein, “Escrow Charges” means real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof, premiums on any insurance required by this Lease, any reserves for capital improvements, deferred maintenance, repair, and/or any other reserves required by Lender. Landlord shall reasonably determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. If a Lender permits the Escrow Charges to be paid in incremental installments until such time as a maximum amount is paid, Tenant shall be permitted to pay such Escrow Charges on the same basis as allowed by Lender. The Escrow Payments may be commingled with other funds of Landlord or other Persons, shall not exceed with respect to any Escrow Charge in any month one twelfth (1/12th) of the annual amount of the applicable Escrow Charge. No interest thereon shall be due or payable to Tenant unless required by Law. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by Law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within thirty (30) days after Landlord’s demand therefor, shall pay the amount of the deficiency to Landlord.

10.       Compliance with Laws and Easement Agreements; Environmental Matters.

(a)                Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises, the Excluded Personal Property and any other Person occupying any part of the Leased Premises by, through or under Tenant to comply with and conform to in all material respects, all Insurance Requirements and all Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause or permit or allow to continue any Material Environmental Violation and shall take reasonable precautions against any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant causing or permitting any Environmental Violation and, at the reasonable request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate and legally required response action to correct any existing Environmental Violation, or (ii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any of the Real Property, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports provided without Landlord’s consent which shall not be unreasonably withheld, delayed or conditioned, however, Landlord shall allow Tenant to use any non-privileged reports to the extent necessary or desirable to comply with Tenant’s obligations under this Lease.

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(b)               Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform in all material respects all of the covenants, conditions and agreements contained in any Easement Agreement or other Permitted Encumbrances on the part of Landlord or the occupier to be kept and performed thereunder, and Tenant shall pay all costs and expenses required to be paid by the owner of the Leased Premises thereunder (regardless of whether such costs and expenses arise prior to or during the Term of this Lease). Tenant will not alter, modify, amend or terminate any Easement Agreement or Permitted Encumbrance, give any consent or approval thereunder, or enter into any new Easement Agreement or encumbrance against the Leased Premises without, in each case, prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned.

(c)                Upon prior written notice from Landlord, Tenant shall permit such licensed environmental consultants, engineers or geologist as Landlord may designate (“Site Reviewers”) to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant’s operations and perform environmental site investigations, property condition reports and assessments (“Site Assessments”) on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the reasonable opinion of Landlord or Lender, a reasonable basis exists to believe that a Material Environmental Violation or any condition that could reasonably be expected to result in a Material Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be reasonably necessary, in the reasonable opinion of the Site Reviewer, to confirm whether or not an Environmental Violation exists on the Leased Premises (or the expected extent of any such Environmental Violation). Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and as in Tenant’s possession, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments shall be paid by Landlord except in the case of a Site Assessment precipitated by an Event of Default or an actual Environmental Violation, which shall be paid for by Tenant within twenty (20) days following Landlord’s demand and invoice therefor.

(d)               If an Environmental Violation occurs and, in Landlord’s reasonable judgment based on the reasonable opinion of the Site Reviewer, the cost of the legally required remediation of, or other legally required response action with respect to, the same is expected to exceed $100,000, Tenant shall provide to Landlord, within ten (10) days after Landlord’s request therefor, evidence of adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances may include a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to Landlord’s reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

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(e)                Notwithstanding any other provision of this Lease, if a Material Environmental Violation occurs or is found to exist for which Tenant has responsibility under this Lease, and the Term would otherwise terminate or expire and such Environmental Violation precludes Landlord from reletting the Leased Premises on commercially reasonable terms, then, at the option of Landlord, the Term shall be extended on day-for-day basis, at a rental equal to the then-Basic Rent (with annual escalations included), beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action to the extent required by and in accordance with applicable Environmental Laws; (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease; and (iii) the date Landlord is no longer precluded from reletting the Leased Premises on commercially reasonable terms. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be relieved of its obligations under Paragraph 10(d) above.

(f)                If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs during the Term, then, if Tenant does not commence and diligently pursue to completion satisfaction of such requirement within ten (10) days after Landlord has provided Tenant with written notice, Landlord shall have the right (but no obligation) to take any and all reasonable actions as Landlord, shall deem reasonably necessary or advisable in order to cure such Environmental Violation, and the reasonable cost thereof, together with interest thereon at the Default Rate from the date such costs were incurred, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days after written demand.

(g)               Tenant shall notify Landlord promptly after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord promptly upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications received by Tenant relating to any such violation or noncompliance.

(h)               The provisions of this Paragraph 10 shall survive the expiration of the Term or earlier termination of this Lease.

11.       Liens; Recording.

(a)                Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly (but in any event no later than thirty (30) days after Tenant’s knowledge of the filing thereof and in any event prior to the enforcement of the same), discharge of record (including by any statutory bonding procedure which is sufficient to prevent the foreclosure of any such lien or security interest and the loss of Landlord’s and any Lender’s interest in the Leased Premises), any lien, levy or encumbrance on the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. If Tenant shall fail to discharge any such lien, security interest charge or encumbrance within the time permitted by this Lease, Landlord may discharge the same by payment or bond or both, and Tenant shall thereafter pay to Landlord, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond and any and all reasonable expenses (including actual attorneys’ fees) incurred by Landlord in connection therewith together with interest on all such amounts calculated at the Default Rate.

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(b)               NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE LEASED PREMISES. LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

(c)                Tenant shall execute, deliver and record, file or register (collectively, “record”) all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease in the form of Exhibit F (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12.       Maintenance and Repair.

(a)                Tenant shall at all times maintain the Leased Premises in as good repair, condition and appearance as they are on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it measurable wear, tear and casualty excepted. Tenant shall make all repairs and replacements (structural and non-structural), ordinary and extraordinary, foreseen and unforeseen, and shall perform all maintenance necessary to maintain the Leased Premises in good order, condition and repair, including without limitation, all repairs, replacements and maintenance to the roof, structure, walls, floors, HVAC, mechanical, electrical, life safety, and plumbing systems, sidewalks and curbs. Tenant shall at all times maintain the Equipment in as good mechanical condition as it was on the later of the date hereof or the date of its installation, ordinary wear, tear and casualty excepted. Tenant shall make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a) or to comply with any Legal Requirement. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to repair, replace or maintain the Leased Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13 (Alterations and Improvements). Tenant hereby agrees and covenants not to commit or permit the Leased Premises to suffer waste, and shall take all precautions reasonably necessary to prevent waste from occurring at the Leased Premises.

(b)               If any Improvement, now or hereafter constructed by Tenant, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate any zoning restrictions, including without limitation height or set-back restrictions, or the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be reasonably necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

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(c)                If Tenant shall be in default under any of the provisions of this Paragraph 12, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period (or, if such default reasonably cannot be cured within such thirty (30) day period, such longer period as may be necessary to cure such default so long as Tenant has commenced such cure within such thirty (30) day period and is diligently prosecuting same to completion, but not to exceed 120 days (or such longer period as may be required by Force Majeure or certified by a reputable independent consultant to be reasonably required to cure such default) in the aggregate after Landlord’s written notice), but without notice in the event of an emergency threatening bodily injury to individuals or material damage to property or during the continuance of an Event of Default, and do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including attorneys’ fees and expenses) so incurred shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) Business Days after receipt by Tenant of Landlord’s demand together with reasonably detailed documentation evidencing such costs, and if not paid by Tenant within such ten (10) Business Day period, with interest at the Default Rate from the date such payments were made by Landlord.

(d)               (1)               If during the last two (2) years of the Term, Tenant determines that any Qualifying Capital Work (defined below) is required, then Tenant may notify Landlord of such determination, together with Tenant’s reasonable estimate of the costs and expenses of performing such Qualifying Capital Work. If within thirty (30) days after such notice from Tenant, Landlord approves such Qualifying Capital Work, then Tenant shall diligently perform the same in accordance with the requirements of this Lease to completion. Tenant shall substantiate its reasonable, actual costs for such Qualifying Capital Work with evidence that is reasonably acceptable to Landlord, and Landlord shall reimburse Tenant for the Capital Charges therefor in accordance with the terms of this Section 12(d).

(2)              “Qualifying Capital Work” is any repair or replacement Tenant makes during the last year of the Term that:

i.               is for any repair or replacement of the structural elements, footings, foundations, roof and roof membrane, parking areas, elevators, all Building systems (including, without limitation, mechanical, electrical, plumbing, sewer, life-safety and heating, ventilating and air conditioning systems, but excluding Tenant’s Equipment (as defined below)) and exterior improvements, or (B) is required by any Legal Requirements (excluding Environmental Laws) applicable to the Demised Premises;

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ii.              is to be treated as a capital expenditure pursuant to GAAP as consistently applied by Tenant in its financial statements;

iii.             is not required because Tenant has failed to otherwise satisfy its maintenance, repair and replacement obligations under this Lease; and

iv.             is not required because of a Casualty or Condemnation.

(3)              “Capital Charges” are all of Tenant’s costs and expenses required to perform Qualifying Capital Work pursuant to this Section 12(d).

(4)               Capital Charges shall be amortized on a straight-line basis over the useful life (consistent with GAAP and as otherwise determined pursuant to applicable Federal income tax codes, laws and regulations and, in the absence thereof, as reasonably determined by Landlord) of the work requiring the Capital Charges, and Landlord shall only be responsible for reimbursing Tenant for the monthly installments of the amortization coming due after the expiration of the Term discounted to present value utilizing a discount rate of eight percent (8%). Landlord make any such reimbursement payment Tenant within forty-five (45) days following the later of (i) the date on which Tenant substantially completes the Qualifying Capital Work, and (ii) the date on which Landlord and Tenant have agreed in good faith upon the applicable amortization schedule for the applicable Capital Charges.

(e)                (y) the costs and expenses thereof reasonably incurred by Tenant shall be amortized, together with interest at the Interest Rate, over the reasonably anticipated remaining useful life of the element of the Improvements with respect to which the applicable repair, replacement alteration or improvement item was performed, and (z) within thirty (30) days after Tenant notifies Landlord of completion thereof (which notice shall be accompanied by reasonable substantiation of such costs and expenses), Landlord shall reimburse Tenant for such amortized amounts allocable to periods after the scheduled expiration of the Term.

If following such reimbursement by Landlord, Tenant exercises an option to extend the Term for an Extension Term, then Tenant shall repay to Landlord any such amortized amounts allocable to such Extension Term. If Landlord does not so approve such repair, replacement alteration or improvement, then Tenant shall be released from any obligations to perform such repair or replacement under this Section 7 or any of the other terms and conditions of the Lease.

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13.       Alterations and Improvements.

(a)                Tenant shall have the right, without having obtained the prior written consent of Landlord and provided that no Event of Default then exists, (i) to make non-structural Alterations or a series of related non-structural Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $500,000 in any twelve (12) month period and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $500,000 in any twelve (12) month period, so long as at the time of construction or installation of any such Alterations or Equipment described above, the value and utility of the Leased Premises is not diminished thereby. If the cost of any non-structural Alterations, series of related non-structural Alterations, Equipment or accessions thereto is in excess of $500,000, or if Tenant desires to make structural Alterations to the Leased Premises, the prior written approval of Landlord shall be required, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall have the right to require Tenant to remove any Alterations which either (A) Tenant installed without Landlord’s prior consent, provided Landlord’s consent was required for such Alteration, or (B) Landlord notified Tenant, at the time of its consent, that Landlord requires such Alterations to be removed at the expiration of the Term, except for those Alterations required by Law and any Improvements or Equipment existing as of the date of this Lease. As used herein, a “non-structural Alteration” shall mean an Alteration that (x) does not affect any capital components of the building systems or main service lines to the point of entry into the Primary Building, and (y) does not affect the building structure, roof, or external appearance of any of the Improvements.

(b)               If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraph 20 (Expansion and Major Alterations) or as required by Paragraph 12 (Maintenance and Repair) or Paragraph 19 (Restoration) (such Alterations and actions being hereinafter collectively referred to as “Work”) whether or not Landlord’s consent is required, then (i) all such Work shall be performed by Tenant in a good and workmanlike manner, (ii) all such Work shall be diligently completed in compliance with all Legal Requirements, (iii) all such Work shall comply with the Insurance Requirements, (iv) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts thereto shall be new and of a quality at least equal to the Equipment or parts being replaced, (v) Tenant shall promptly discharge or remove all liens filed against the Leased Premises arising out of such Work in accordance with Paragraph 11, (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (vii) all such Work shall be the property of Landlord and shall be subject to this Lease, and (viii) Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves Restoration of the Leased Premises.

(c)                Tenant agrees that title to any and all Alterations and Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land during the Term shall vest in Landlord and be and remain the property of Landlord upon the expiration or termination of this Lease, subject to Tenant’s rights under this Lease, and Tenant agrees, at its sole cost and expense, to execute, acknowledge, deliver and file all documents necessary or appropriate or reasonably requested by Landlord to effect the purposes of this Paragraph 13(c).

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(d)               Landlord shall use good faith efforts to respond within ten (10) Business Days after receipt of Tenant’s written request for approval or consent of any Alterations. Tenant’s request shall contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LEASE BY _____ WITH _____, TO _________. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED APPROVED”. If Landlord fails to respond or to provide objections to such request within such ten (10) Business Days, and Tenant sends a second notice containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LEASE BY __________ WITH __________ TO ___________. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF, YOUR APPROVAL SHALL BE DEEMED GRANTED”, Landlord shall be deemed to have approved or consented to such request if Landlord fails to respond or provide objections to such second written request before the expiration of such second five (5) Business Day period.

(e)                Notwithstanding the foregoing, Tenant shall have the right, without having obtained the prior written consent of Landlord, to install, maintain, operation, and remove one or more billboard signs (each, a “Billboard”) at the Property provided: (i) all installation, maintenance, and removal work in connection with such Billboard (collectively, “Billboard Work”) shall be performed by Tenant in a good and workmanlike manner in accordance with this Lease, (ii) all Billboard Work shall be diligently completed in compliance with all applicable Legal Requirements and Insurance Requirements, (iii) Tenant shall promptly discharge or remove all liens filed against the Leased Premises arising out of such Billboard Work in accordance with Paragraph 11, (iv) Tenant shall procure and pay for all permits and licenses required in connection with any such Billboard Work and the operation of the Billboard, (v) any Billboard Work will not affect the structure of the Improvements, (vi) Tenant shall provide prior written notice to Landlord of such Billboard Work, (vii) Tenant shall provide Landlord with a copy of an assignable agreement with respect to each Billboard (each, a “Billboard Agreement”), and (viii) each Billboard shall be removed at end of the Term, unless Landlord otherwise agrees in writing, and Tenant shall repair any damage resulting from such removal. All revenue generated by any Billboard shall belong to Tenant during the Term hereof, unless an Event of Default exists. Upon any Event of Default, Landlord may require that Tenant assign any Billboard Agreement to Landlord.

(f)                In no event shall Landlord have any right to construct any Alterations at the Leased Premises or any additional Improvements on any portion of the Land without Tenant’s consent in Tenant’s sole discretion, unless required by applicable Legal Requirements.

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14.       Permitted Contests.

Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirements, (c) discharge or remove any lien referred to in Paragraph 11 (Liens; Recording) or Paragraph 13 (Alterations and Improvements) or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”) and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall diligently contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord’s reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall keep Landlord advised as to the status of such contest and shall deliver to Landlord true, correct and complete copies of all documents, notices, communications and instruments that Tenant submits, receives or otherwise comes into possession of in connection with such contest concurrently with Tenant’s submission, receipt or possession of same in each instance.

Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability. Without limiting the foregoing, Tenant shall also have the right to take any action or undertake any proceeding against any applicable collecting authority to (y) seek an abatement or refund of any Impositions or a reduction in the valuation of the Leased Premises, and/or (z) contest the applicability of any Impositions. In any instance where any permitted action or proceeding is being undertaken by Tenant as set forth in this Paragraph 14, Landlord shall cooperate reasonably with Tenant, at no cost, expense or liability to Landlord, and execute any and all documents reasonably required in connection therewith. Tenant shall be entitled to any refund of any amounts received by Tenant or Landlord pursuant to any permitted action or proceeding described in this Paragraph 14.

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15.       Indemnification.

(a)                Subject to the mutual waivers of claims and mutual waivers of subrogation contained in this Lease, Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord and all other Persons described in Paragraph 30(a) (Non-Recourse as to Landlord) (each an “Landlord Indemnitee”) from and against any and all first and third party liabilities, losses, damages, penalties, Costs (including actual reasonable attorneys’ fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (collectively, the “Claims”), arising during the Term from (i) any matter pertaining to the use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of the Leased Premises, (ii)  any violation by Tenant of any provision of this Lease (including any representation or warranty), (iii) any negligent act or omission of Tenant or its agents, employees or contractors, (iv) violations by Tenant of any Legal Requirement or Insurance Requirement applicable to the Leased Premises, (v) any alleged, threatened or actual Environmental Violation, or (vi) any dispute or contest of any Permitted Violation; provided, however, Tenant shall have no such obligations in respect of any Claims to the extent resulting from a Landlord Indemnitee’s negligence or intentional misconduct.

In case any action or proceeding is brought against any Landlord Indemnitee by reason of any such Claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Landlord Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Landlord Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Landlord Indemnitee, and such Landlord Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall by paid by Tenant.

(b)               Subject to the mutual waivers of claims and mutual waivers of subrogation contained in this Lease, Landlord shall indemnify, defend, and hold harmless Tenant or any director, member, officer, general partner, limited partner, beneficiary, shareholder, employee or agent of Tenant (each a “Tenant Indemnitee”), from and against any first and third party expense (including, without limitation, reasonable legal and collection fees), loss or liability, suffered or incurred as a result of any claim for death, bodily injury or property damage asserted against any Tenant Indemnitee to the extent resulting from the negligence or intentional misconduct of Landlord or Landlord Indemnitees.

In case any action or proceeding is brought against any Tenant Indemnitee by reason of any such claim, (i) Landlord may, except in the event of a conflict of interest or a dispute between Landlord and any such Tenant Indemnitee, retain its own counsel and defend such action (it being understood that Tenant may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Landlord) and (ii) such Tenant Indemnitee shall notify Landlord to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Tenant Indemnitee, and such Tenant Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Landlord. In the event of a conflict of interest, Tenant shall have the right to select counsel, and the cost of such counsel shall by paid by Landlord.

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(c)                The obligations of Tenant and Landlord under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16.       Insurance.*

(a)                Throughout the Term of this Lease, Tenant shall obtain, pay for and maintain the following insurance on or in connection with the Leased Premises:

(i)                 Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under “Special Causes of Loss” form coverage, in amounts no less than the actual replacement cost of the Improvements and Equipment including the perils of hail, windstorm, flood coverage, earthquake and, Terrorism to the extent maintained by similarly situated tenants in similar properties in the geographic area in which the Leased Premises is located. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and “Law and Ordinance” coverage. Such policies and endorsements shall contain deductibles not more than $10,000 per occurrence (provided in the case of flood and earthquake, deductibles will be $25,000; and for windstorm and hail, not in excess of 2% of the Property value, subject to a $100,000 minimum). Such policies shall name Landlord as an additional insured, and Lender as mortgagee/loss payee, with respect to such Leased Premises.

(ii)               Commercial General Liability Insurance and Umbrella/Excess Liability Insurance, including Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal injury, bodily injury, death, accident or property damage occurring on, in or as a result of the use of the Leased Premises, in amounts of $1,000,000 per occurrence and $3,000,000 in the annual aggregate in primary coverage, with an additional $10,000,000 in umbrella coverage. Coverage shall also include elevators/escalators (if any), independent contractors, contractual liability and Products/Completed Operations Liability coverage. Such policies shall name Landlord and Lender as additional insureds with respect to the Leased Premises.

(iii)             Workers’ compensation insurance in the amount required by applicable Law.

(iv)             Employers’ liability insurance covering all persons employed by Tenant in connection with any work done on or about the Leased Premises in the amount of $1,000,000 per accident, $1,000,000 per illness, per employee, and $1,000,000 per illness, in the aggregate.

(v)               Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause (i) above or pursuant to a separate policy or endorsement). If such coverage is provided pursuant to a separate Boiler and Machinery policy or endorsement, Tenant will obtain a Joint Loss Agreement. Either such Boiler and Machinery policy endorsements or the Special Causes of Loss policy required in clause (i) above shall include at least $1,000,000 per incidence for Off-Premises Service Interruption and Expediting Expenses and may contain a deductible not to exceed $50,000. Such policies shall name Landlord and Lender as loss payees with respect to the Leased Premises.

* Subject to insurance consultant review.

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(vi)             Business Income/Extra Expense/Loss of Rents Insurance at limits sufficient to cover 100% of the period of indemnity not less than eighteen (18) months from time of loss and an extended period of indemnity of three hundred sixty-five (365) days. Such policies shall name Landlord and Lender as loss payees with respect to the Leased Premises.

(vii)           During any period in which substantial Alterations at the Leased Premises are being undertaken, builder’s risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker’s compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired, in such form and in such amounts as Landlord may reasonably require. Such policies shall name Landlord and Lender as loss payees with respect to the Leased Premises.

(viii)         Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with the Leased Premises as Landlord or Lender may reasonably require; provided that, such insurance is available to Tenant on a commercially reasonable basis and is consistent, as to types of coverage and amounts, with the requirements generally of prudent owners or operators of similar properties in the geographic area in which the Leased Premises is located. In addition, with respect to the insurance coverages required to be maintained pursuant to clauses (i) through (vii) of this Paragraph 16(a), Tenant shall maintain, if required by Lender, Flood insurance under the National Flood Insurance Program if any part of the Leased Premises is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area, and such additional flood coverage shall be in an amount required by Lender in its reasonable discretion consistent with coverages provided by reasonably prudent owners and operators in the area in which the Leased Premises is located. Each policy of insurance shall provide that so long as such insurance policies remain in effect, the interests of Landlord shall not be invalidated by any action or inaction of Tenant or any Affiliate of Tenant, and Landlord shall remain an additional insured or loss payee, as applicable, on such insurance policies regardless of any breach or violation by Tenant or any Affiliate of Tenant of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor,

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(b)               The insurance required by Paragraph 16(a) shall be written by companies having a Best’s rating of A- VII or above and a claims paying ability rating of AA or better by S&P or equivalent rating agency approved by Landlord and Lender in their sole discretion and are authorized to write insurance policies by the State Insurance Department (or its equivalent) for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn or become void, voidable, unreliable for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. If Tenant fails to maintain insurance in accordance with this Paragraph 16, Landlord may, but shall not be obligated to, purchase and maintain such insurance. Tenant shall reimburse Landlord on demand for amounts incurred or expended therefore, and all such amounts incurred or expended shall be Additional Rent.

(c)                Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days’ prior written notice to Landlord and Lender.

(d)               Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on an appropriate ACORD Form acceptable to Landlord and Lender and be accompanied by any endorsements required under this Paragraph 16 and/or as requested by Landlord or Lender.

(e)                Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a “blanket” policy or policies covering other properties of Tenant or under an “umbrella” policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16.

(f)                Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as additional insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

(g)               Each policy (other than workers’ compensation coverage) shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord. Notwithstanding anything to the contrary contained in this Lease, each of Landlord and Tenant hereby releases the other and their respective employees, agents and every person claiming by, through or under either of them, from any and all liability or responsibility (to them or anyone claiming by, through or under them by way of subrogation or otherwise) for any loss or damage to any property (real or personal) caused by fire or any other insured peril covered by any property insurance policies for the benefit of either party, EVEN IF SUCH LOSS OR DAMAGE SHALL HAVE BEEN CAUSED, IN WHOLE OR IN PART, BY THE FAULT OR NEGLIGENCE OF THE OTHER PARTY, ITS EMPLOYEES, AGENTS OR CONTRACTORS.

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(h)               The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

(i)                 proceeds payable under clauses (ii), (iii), (iv), and (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds; and

(ii)               proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder’s Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 19 (Restoration) or, if applicable, Paragraph 18 (Termination Events). Tenant shall apply the Net Award to Restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

17.       Casualty and Condemnation.

(a)                Tenant shall give Landlord prompt notice of the occurrence of any Casualty. If an Event of Default exists, Landlord is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a)(i), (vii) and (vii) (Insurance) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Provided that no Event of Default has occurred and is continuing, Tenant shall adjust, collect and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord or Lender, all such commercially reasonable proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, such approval not to be unreasonably withheld, conditioned or delayed, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by any Loan Document, to Lender instead of to Landlord and Tenant jointly. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Loan Document so provides.

(b)               Tenant shall provide Landlord prompt written notice of Tenant’s receipt of a Condemnation Notice. If an Event of Default exists, Landlord is authorized to collect, settle and compromise, in its commercially reasonable discretion (upon notice to Tenant), the amount of any Net Award. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. [Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, but]† nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s leasehold interest, trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor in the Condemnation proceeding and (ii) such claim does not in any way reduce the award otherwise payable to Landlord. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Loan Document so provides.

† NTD: Bracketed language to be removed for Colorado lease.

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(c)                If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur with respect to the Leased Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue Restoration of the Leased Premises as nearly as possible to its value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). Upon the receipt by Landlord of the entire Net Award of such Partial Casualty or Partial Condemnation, Landlord shall make such Net Award available to Tenant for Restoration in accordance with and subject to the provisions of Paragraph 19(a) (Restoration). If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18 (Termination Events). Upon completion of Restoration, any portion of such Net Award which shall not have been previously paid as set forth above shall be retained by Landlord.

18.       Termination Events.

(a)                If either (i) the entire Leased Premises shall be taken by a Taking or (ii) a Material Taking occurs, or (iii) during the last two (2) years of the Term or the last two (2) years of any Renewal Term, a Material Casualty occurs (which was not caused by Tenant, its Affiliates or their respective agents, contractors or employees) and, in such case, Tenant certifies and covenants in good faith to Landlord that it is unable to conduct its operations at the Leased Premises as a result (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a “Termination Event”), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) or (iii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant’s election to terminate this Lease (a “Termination Notice”). If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraph 17 (Casualty and Condemnation) and Paragraph 19 (Restoration).

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(b)               A Termination Notice shall contain (i) notice of Tenant’s intention to terminate this Lease effective as of the date of Condemnation or Casualty (the “Termination Date”), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the full Net Award, and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii) or (iii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

(c)                This Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, “Remaining Obligations”) on the Termination Date, then upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Remaining Obligations and the Surviving Obligations, (ii) Tenant shall vacate the Leased Premises in accordance with this Lease on or before the Termination Date, and thereafter, Tenant shall have no further right, title or interest in or to any of the Leased Premises, (iii) Rent shall be prorated as of the Termination Date, and (iv) the Net Award shall be retained by Landlord.

19.       Restoration.

(a)                If any Net Award is in excess of $500,000, Landlord (or Lender if required by any Loan Document) shall hold the entire Net Award in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i)                 prior to commencement of Restoration, (A) the architects, contracts, contractors, plans and specifications and a budget for the Restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and (B) if required by Landlord, payment and performance bonds have been obtained;

(ii)               at the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed against the Leased Premises and remain undischarged;

(iii)             disbursements shall be made from time to time in an amount not exceeding the cost of the Work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens for any Work performed and to be paid from such disbursement, (C) a sworn statement from the general contractor as to completed Work and the cost therefor for which payment is requested, (D) other evidence of cost, payment and completion (including inspection of the work by Landlord, Lender or their agents and consultants) reasonably required by Landlord and/or Lender so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

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(iv)             each request for disbursement shall be accompanied by a certificate of Tenant, signed by an authorized officer of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease;

(v)               Landlord may retain ten percent (10%) of the Restoration Fund until the Work is fully completed as determined by Landlord and Lender;

(vi)             if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord’s other funds; and

(vii)           such other reasonable conditions as Landlord or Lender may impose.

(b)               Prior to commencement of Restoration and at any time during Restoration, if the estimated cost of completing the Restoration Work free and clear of all liens, as determined by Landlord on a commercially reasonable basis, exceeds the amount of the Net Award available for such Restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of Restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

(c)                If any sum remains in the Restoration Fund after completion of the Restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the “Remaining Sum”) shall be paid to Tenant; provided, however, such Remaining Sum shall be used to directly improve the structure or value of the Leased Premises pursuant to plans approved by Landlord within one year (1) after completion of the Restoration.

(d)               Any Net Award that is less than $500,000 shall be paid over to Tenant by Landlord promptly upon receipt and shall be used by Tenant to restore the Leased Premises in accordance with the provisions of this Paragraph 19.

20.       [Reserved]

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21.       Assignment and Subletting.

(a)                Except as otherwise expressly provided to the contrary in this Paragraph 21, Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease or any part of the Leased Premises, by operation of law or otherwise (each of the foregoing, a “Transfer”), without first obtaining Landlord’s written consent, which shall not be unreasonably withheld, conditioned, or delayed. Any written request for consent from Tenant must include a complete description of the proposed assignee, subtenant or other transferee (“Transferee”), a copy or reasonably detailed summary of the proposed assignment, sublease, or other documentation effecting the proposed Transfer, and reasonably detailed financial information concerning the proposed Transferee as well as its business experience and financial/credit strength and history sufficient for Landlord to evaluate the request (collectively, the “Review Criteria”). Landlord shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. For the purposes of this Lease, any merger or consolidation of Tenant or any sale of all or substantially all of Tenant assets or any Change in Control (as hereinafter defined) of Tenant which is not a Permitted Transfer (defined below) shall be deemed a Transfer. Landlord shall respond within sixty (60) after receipt of Tenant’s written request for approval or consent of any Transfer.  Tenant’s request shall contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “FIRST NOTICE:  THIS IS A REQUEST FOR CONSENT UNDER THE LEASE BY _____ WITH _____, AND THE LOAN BY [INSERT LENDER NAME] TO _________.  FAILURE TO RESPOND TO THIS REQUEST WITHIN SIXTY (60) DAYS MAY RESULT IN THE REQUEST BEING DEEMED APPROVED”.  If Landlord fails to respond or provide reasonable objections to such request within sixty (60) days, and Tenant sends a second notice containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LEASE BY __________ WITH __________, AND THE LOAN BY [INSERT LENDER NAME] TO ___________. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF, YOUR APPROVAL SHALL BE DEEMED GRANTED,” Landlord shall be deemed to have approved or consented to such request if Landlord fails to respond to such second written request before the expiration of such second five (5) Business Day period.

(b)               Notwithstanding the foregoing, Tenant may, without Landlord’s consent but upon advance written notice to Landlord (or, if such disclosure is prohibited by the terms of the transaction or applicable Law, within five (5) days after the effective date of the transaction), Transfer this Lease to (each of the following Transfers, a “Permitted Transfer”): (i) an Affiliate of Tenant, provided the existing Guarantor reaffirms its Guaranty in writing or a Credit Person enters into a new Guaranty in the form of Exhibit G annexed hereto, in which event the existing Guarantor shall be released from its obligations under its Guaranty; (ii)  a merger by Tenant, or by any Affiliate which results in a Change in Control of Tenant; (iii) an acquisition of all or substantially all of Tenant’s assets, or the assets of an Affiliate which results in a Change in Control, or an acquisition of Tenant’s equity interests or the equity interests in an Affiliate which results in a Change in Control; or (iv) an initial public offering of Tenant’s shares (each, a “Corporate Transfer”), in each event provided that the resulting successor Tenant is an entity that has Sufficient Creditworthiness (as defined below) or a Credit Person with Sufficient Creditworthiness enters into a Guaranty in the form of Exhibit G annexed hereto. In no event shall a Transfer be permitted hereunder, including a Permitted Transfer, unless (x) Tenant shall provide evidence reasonably acceptable to Landlord and Lender that such replacement Tenant and Credit Person comply with the requirements of subparagraph (g) below, and (y) the replacement Tenant will use the Leased Premises for the purposes permitted by this Lease or if an Event of Default exists.

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(c)                As used herein, (i) “Sufficient Creditworthiness” shall mean that such assignee or transferee, or a guarantor who provides a guaranty in the form of Exhibit G annexed hereto (as applicable, a “Credit Person”), will have, after giving effect to the transfer either (1) a Tangible Net Worth of at least $80,000,000 and a leverage ratio of not greater than 5.5 to 1.00 as of the last day of its most recently completed fiscal quarter, and total EBITDA of not less than $30,000,000 for its most recently completed fiscal year, or (2) a credit rating of at least “BBB” by S&P or the equivalent, as reasonably determined by Landlord; and (ii) “Change in Control” shall mean the transfer of fifty percent (50%) or more of the voting securities of an entity.

(d)               No Transfer (including any Permitted Transfer) shall relieve Tenant (or any Guarantor) of any liability under this Lease notwithstanding Landlord’s consent to such Transfer; provided that Tenant shall be released upon a Permitted Transfer to a Transferee that has Sufficient Creditworthiness and Guarantor shall be released upon a Permitted Transfer upon receipt by Landlord of a Guaranty from a Credit Person in the form of Exhibit G annexed hereto. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord’s consent to any subsequent Transfer.

(e)                Tenant may sublet all or any portion of the Leased Premises at any time without the prior consent of Landlord, but with at least thirty (30) days’ prior written notice to Landlord, provided that (i) the rentable square footage of the demised premises under the sublease shall not to exceed ten percent (10%) of the rentable square footage of the Primary Building, (ii) compiles with Paragraph 21(f), and (iii) Guarantor remains liable under the Lease Guaranty and the Lease Guaranty remains in full force and effect.

(f)                With respect to all subleases: (i) all subleases shall be expressly subject and subordinate to the provisions hereof and any Mortgage or Assignment encumbering the Leased Premises, (ii) the term of any subletting shall not extend beyond the Term of this Lease less one day, (iii) no sublease shall affect or reduce any obligation of Tenant or right of Landlord hereunder, (iv) all obligations of Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made, and (v) any sublease shall terminate upon termination of this Lease, unless Landlord elects in writing to cause the sublessee to attorn and recognize Landlord as lessor under such sublease. With respect to an assignment of this Lease, no assignment shall affect or reduce any obligation of Tenant or right of Landlord hereunder and all obligations of Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no assignment had been made. Tenant agrees that in the case of an assignment of this Lease or a sublease of all or part of the Leased Premises, Tenant shall provide at least thirty (30) days’ prior written notice to Landlord thereof, and after the execution and delivery of any such assignment or sublease, deliver of a copy of such assignment or sublease to Landlord.

(g)               Any purported sublease or assignment in violation of this Paragraph 21 shall be null and void. In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default exists.

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(h)               Notwithstanding any provision in this Paragraph 21 or elsewhere in this Lease to the contrary, including any right or option Tenant may have to assign this Lease without Landlord’s consent, Tenant shall, upon the request of Landlord, provide and cause such assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed assignee or sublessee and its principals, members, officers and/or directors as may be required for Landlord and Tenant to comply with regulations administered by the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3).

(i)                 Tenant shall, within ten (10) days after the execution and delivery of any documents effecting a Transfer, deliver a copy thereof to Landlord. With respect to any Permitted Transfer, at least ten (10) days prior to the effective date of such Transfer, Tenant shall provide to Landlord information reasonably required by Landlord to establish that the Person involved in any such proposed Transfer satisfies the criteria set forth in this Lease for a Permitted Transfer.

(j)                 In connection with each request for consent to a Transfer, Tenant shall pay the reasonable and documented cost of processing same, including actual attorneys’ fees and costs charged by any Lender, within ten (10) Business Days after demand of Landlord, not to exceed $2,500.

(k)               As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time after an Event of Default, upon notice to Tenant and any subtenants, to revoke said license and to collect such rents and sums of money and to apply the same to Monetary Obligations due and owing. Tenant shall not consent to, cause or allow any material modification or material alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof, nor do or permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

(l)                 Except as expressly provided in Paragraph 35 (Permitted Leasehold Mortgage), Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

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(m)               Landlord may sell or transfer the Leased Premises at any time, without Tenant’s consent, to any third party (each a “Third Party Purchaser”). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such Third Party Purchaser assumes this Lease in writing. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

(i)                Landlord agrees that, within thirty (30) days following the written request of Tenant and provided that no Event of Default by Tenant exists and further provided that the Lease Guaranty remains in full force and effect and Guarantor reaffirms its obligations under the Lease Guaranty in writing, Landlord shall enter into a non-disturbance, recognition, and attornment agreement (“Nondisturbance Agreement”) with a Qualifying Subtenant, pursuant to which Landlord shall agree that if this Lease is terminated prior to the scheduled Expiration Date as a result of a default by Tenant hereunder (unless caused by a default by the Qualifying Subtenant), Landlord shall not disturb the Qualifying Subtenant’s possession under the Qualifying Sublease, and shall otherwise recognize the Qualifying Subtenant’s right to continued possession of the portion of the Leased Premises subleased to such Qualifying Subtenant, subject to the terms and conditions set forth herein. The Nondisturbance Agreement shall be in a form reasonably acceptable to Landlord and contain the following conditions:

(ii)              Notwithstanding anything to the contrary in the Qualifying Sublease, in the event of a termination of this Lease, the Qualifying Subtenant shall pay to Landlord Basic Rent that shall be the greater of: (x) the Basic Rent otherwise payable by Tenant under this Lease at the time of the Lease termination in proportion to its subleased premises, as determined by Landlord, and (y) the Basic Rent otherwise payable by the Qualifying Subtenant under the Qualifying Sublease at the time of the Lease termination. The Qualifying Subtenant shall attorn to Landlord, as its lessor, and such attornment shall be effective and self-operative without the execution of any further instruments on the part of either party;

(iii)              Notwithstanding anything to the contrary in the Qualifying Sublease, in the event of a termination of this Lease, the Qualifying Subtenant will perform and abide by the same obligations under this Lease as Tenant with respect to the subleased premises under the Qualifying Sublease, including, but not limited to, the obligation to pay Basic Rent and Costs, provided however that Qualifying Subtenant will have no right to exercise any of the renewal options, the Right of First Offer, or any other similar options that may be included in this Lease;

(iv)              Notwithstanding anything to the contrary in the Qualifying Sublease, in the event of a termination of this Lease, Landlord’s obligations or liability as sublandlord under the Qualifying Sublease will not be greater than Landlord’s obligations or liability under this Lease. In addition, Landlord shall not be: (i) liable for any previous act or omission by Tenant, as sublandlord, under any such Qualifying Sublease; (ii) subject to any offset of rent or defenses that shall thereunto have accrued to any such Qualifying Subtenant against Tenant; (iii) bound by any previous prepayment of rent made by any such Qualifying Subtenant to Tenant, unless such prepayment was actually received by Landlord; (iv) liable to Qualifying Subtenant for any security deposit made by any such Qualifying Subtenant to Tenant, unless such security deposit was actually received by Landlord; (v) be liable for any indemnification, representations or warranties given or made by Tenant to Qualifying Subtenant; (vi) be liable for any allowances, rent concessions or similar amounts given or made by Tenant to Qualifying Subtenant, and (vii) Landlord’s liability under such Qualifying Sublease shall be limited as set forth in this Lease.

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(v)              Notwithstanding anything to the contrary in the Qualifying Sublease, in the event of a termination of this Lease, Landlord will have the right, at its option, to require that the Qualifying Subtenant enter into a new lease directly with Landlord for the subleased premises for the remainder of the Term hereof consistent with the rights and obligations of Landlord and Subtenant under the provisions of this Lease, in which event the Qualifying Sublease will become null and void. In the event Landlord and Qualifying Subtenant enter into a direct lease pursuant to this subparagraph, Landlord will not be liable for any commission due to a broker with whom Tenant or the Qualifying Subtenant has dealt, and Qualifying Subtenant shall indemnify, defend, and hold harmless Landlord from and against all threatened or asserted claims, liabilities, costs or damages (including, without limitation, reasonable attorney’s fees and disbursements) which may be asserted against or incurred by Landlord as a result of any claim of any broker in connection therewith.

22.       Events of Default.

(a)                The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(a)) shall, at the sole option of Landlord, constitute an “Event of Default” under this Lease:

(i)              a failure by Tenant to pay Rent on or prior to its due date; provided, however, that no Event of Default shall exist with respect to the first occurrence (but shall be an Event of Default with respect to any subsequent occurrences) during any twelve (12) month period in which Tenant fails to make Rent payment when due until five (5) days after Landlord delivers written notice of such delinquency to Tenant and Tenant fails to cure such delinquency within such five day period; or

(ii)               a failure by Tenant to pay any Monetary Obligation (other than Rent) within five (5) Business Days after the date on which such Monetary Obligation is past due; provided, however, that no Event of Default shall exist with respect to the first occurrences (but shall be an Event of Default with respect to any subsequent occurrences) during any twelve (12) month period in which Tenant fails to make any Monetary Obligation (other than Rent) payment when due until five (5) Business Days after Landlord delivers written notice of such delinquency to Tenant and Tenant fails to cure such delinquency within such five day period;

(iii)             a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision of this Lease not otherwise specifically mentioned in this Paragraph 22(a), which default continues beyond the date that is thirty (30) days from the date on which Tenant receives notice of such default or, if such default cannot reasonably be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord’s reasonable judgment) cause a material adverse harm to Landlord or the Leased Premises, the cure period shall be extended for the reasonable period required to cure such default so long as Tenant shall commence to cure such default within said thirty (30) day period and shall actively and diligently and in good faith proceed with and continue the curing of such default until it shall be fully cured (but such cure period, including any extension, shall not in the aggregate exceed one hundred twenty (120) days, subject to Force Majeure);

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(iv)             any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, in any material respect;

(v)              Tenant shall fail to comply with the requirements of Paragraph 16 (Insurance);

(vi)             Tenant shall enter into a transaction or series of transactions in violation of Paragraph 21 (Assignment and Subletting);

(vii)            Tenant shall have vacated or abandoned the Leased Premises for a period of more than ninety (90) consecutive days or one hundred twenty (120) days in any twelve (12) month period (as extended for periods during which Tenant cannot reasonably so occupy the Leased Premises due to Alterations permitted hereunder, Casualty, or Condemnation);

(viii)           Tenant shall fail to maintain in effect any license or permit necessary for the use, occupancy or operation of the Leased Premises;

(ix)              Tenant shall fail to deliver the estoppel described in Paragraph 25 (Estoppel Certificate) within the time period specified therein and such failure continues for five (5) days after receipt by Tenant of a written notice from Landlord;

(x)              Tenant shall fail to perform or observe, or shall violate or breach, or shall make a misrepresentation under, any provision of any document between Tenant and Lender or from Tenant to Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

(xi)              Tenant, Guarantor or any of their Affiliates shall (a) default beyond any applicable cure periods in the payment or performance under agreements having monetary obligations, or (b) be rendered liable for the payment of money pursuant to a final, non-appealable judgment or judgments, in either event in excess of $2,000,000 or more in the aggregate that is not fully satisfied within thirty (30) days after entry of such judgment or judgments;

(xii)              Tenant, Guarantor or any of their Affiliates shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature.

(xiii)             a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for Tenant, or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

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(xiv)           Tenant, Guarantor, or any of their Affiliates shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(xv)             the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made; and

(xvi)           any Event of Default, as that term is defined in that certain Lease Agreement dated as of even date herewith between Landlord, as landlord, and Tenant, as tenant, for the premises located at ___________________ (the “Other Property”), occurs.

23.      Remedies and Damages Upon Default.

(a)                If an Event of Default shall have occurred and be continuing beyond the expiration of any applicable notice and/or cure period, then Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23 without further demand upon or notice to Tenant, except as otherwise expressly provided below in this Paragraph 23 and, subject in all events, to any conditions and limitations (including any additional notice requirements) of applicable Law.

(i)                Landlord may terminate this Lease by giving Tenant at least five (5) Business Days’ advance written notice thereof; such termination to be effective as of the date specified in such notice unless a longer notice period is prescribed by applicable Law (in which event, such longer period shall deemed set forth in such notice and shall control). Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate and Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with and in the condition required by Paragraph 26 (Surrender) hereof. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with or without legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure.

(ii)               Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease.

(iii)              Upon or at any time after taking possession of any of the Leased Premises pursuant to Paragraph 23(a)(i) or Paragraph 23(a)(ii), Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Subject to Landlord’s compliance of this Paragraph 23(a)(iii), Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(b)(i) and Paragraph 23(b)(ii).

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(iv)              After repossession of any of the Leased Premises pursuant to clause (i) or (ii) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

(b)               The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i), (ii), (iii) and/or (iv):

(i)                Tenant shall pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord in connection with the repossession of the Leased Premises and any attempted reletting thereof, including reasonable legal fees and costs, unamortized brokerage commissions paid in connection with this Lease, any brokerage commissions paid in connection with reletting, and other reasonable expenses incurred by Landlord to place the Leased Premises in the condition required under Paragraph 26(a).

(ii)               Tenant shall also be liable for additional damages which shall be an amount equal to the Present Value of the excess of (y) all Basic Rent and other Monetary Obligations which would be due and payable under this Lease from the date of Tenant’s default through the date on which the Term would have expired but for Tenant’s default all Monetary Obligations which arise or become due by reason of such default, over (z) the then fair market rental value of the Leased Premises for the same period.

(iii)             Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(c)                Landlord shall use commercially reasonable efforts to mitigate its damages to the extent required by applicable law. Nothing herein shall require Landlord to relet the Leased Premises, or any portion thereof, to any tenant that does not meet Landlord’s lease underwriting standards. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including reasonable and necessary renovation and Alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency, quarterly, and Landlord may bring an action therefor as such quarterly deficiency shall arise either each time or from time to time, as Landlord so elects at its sole discretion. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the Rent provided in this Lease. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession of the Leased Premises, including reasonable attorney’s fees.

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(d)               Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

(e)                If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

(f)                No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

(g)                WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. THIS WAIVER OF THE RIGHT TO A TRIAL BY JURY IS A SUBSTANTIAL CONSIDERATION FOR AND MATERIAL INDUCEMENT TO LANDLORD AND TENANT TO ENTER INTO THIS LEASE. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

(h)                Upon the occurrence of any Event of Default, without thereby waiving such default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose. All expenses incurred by Landlord in connection therewith, including actual reasonable attorneys’ fees and expenses (including those incurred in connection with any appellate proceedings), together with interest on such expenses and administrative charge at the Default Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord upon demand, provided that no such interest at the Default Rate shall be payable by Tenant unless Landlord first provides to Tenant a reasonably detailed invoice evidencing such expenses and Tenant does not pay such amount within ten (10) Business Days after Tenant’s receipt of such invoice.

(i)                 After the occurrence and during the continuance of an Event of Default, to the extent that Landlord’s Lender requires any escrows or reserves on account of such Event of Default, Tenant shall escrow or reserve such amounts with Landlord or Landlord’s Lender pursuant to such written instructions and otherwise pursuant to commercially reasonable escrow conditions and agreements. Amounts escrowed pursuant to this section are deemed Additional Rent, and may be commingled with other funds of Landlord and no interest thereon shall be due or payable to Tenant.

(j)                 No failure of Landlord or Tenant (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

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(k)                In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(l)                 Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

(m)               In the event either party shall be required to commence or defend any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party’s reasonable and actual attorneys’ fees and costs through all levels of proceedings.

(n)                Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

24.         Notices.

All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes (i) when delivered in person or (ii) on the next Business Day following deposit with FedEx or other reliable overnight delivery service or (iii) five (5) Business Days after deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address set forth below, or when delivery is refused.

Notices sent to Landlord shall be sent to:

                    c/o LCN Capital Partners

                    888 Seventh Avenue, 4th Floor

                    New York, New York 10019

                    Attention: Joshua R. Leventhal, Esq.

                    Email: jleventhal@lcnpartners.com

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With a copy to:

                    c/o LCN Capital Partners

                    888 Seventh Avenue, 4th Floor

                    New York, New York 10019

                    Attention: Asset Manager

                    Email: assetmanagerNA@lcnpartners.com

And a copy to:

                    Dorsey & Whitney LLP

                    50 South Sixth Street, Suite 1500

                    Minneapolis, Minnesota 55402

                    Attention: Alyson Van Dyk

                    Email: van.dyk.alyson@dorsey.com

Notices sent to Tenant shall be sent to:

                    Lincoln Educational Services

                    14 Sylvan Way, Ste. A

                    Parsippany, NJ 07054

                    Attn: Brian K. Meyers, Chief Financial Officer

                    Email: bmeyers@lincolntech.edu

With a copy to:

                    McCarter & English, LLP

                    Four Gateway Center

                    100 Mulberry Street

                    Newark, New Jersey 07102

                    Attn: Michele Vaillant, Esq.

                    Email: mvaillant@mccarter.com

For the purposes of this Paragraph 24, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving ten (10) days’ notice of the new address to the other party, in the manner provided above. Further to the foregoing, a party may provide notice by email during normal business hours, provided such party promptly provides a follow up copy of such notice by one of the other permissible methods of delivery hereunder.

25.       Estoppel Certificate.

At any time upon not less than ten (10) Business Days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises.

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26.       Surrender.

(a)                Upon the expiration or earlier termination of this Lease, Tenant shall peaceably vacate and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises were at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, ordinary wear and tear, and damage by casualty or condemnation, excepted. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or any person occupying any portion of the Leased Premises by, through or under Tenant (excluding computer and communications cabling, wiring and conduit unless otherwise agreed by Landlord), all Billboard Work, and Alterations required to be removed pursuant to Paragraph 13 (Alterations and Improvements) hereof, and (b) repair any damage caused by such removal. Property not so removed shall be deemed abandoned and become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. Landlord shall not be obligated to store any such property. The cost of removing and disposing of such property and repairing any damage to the Leased Premises caused by such removal, together with an administrative charge of five percent (5%) of the cost of Landlord’s performance shall be paid by Tenant to Landlord upon demand and receipt by Tenant of a reasonably detailed invoice evidencing such costs and if not paid within ten (10) Business Days, shall bear interest at the Default Rate. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

(b)               If Tenant fails to vacate and surrender the Leased Premises on or before the Expiration Date or earlier termination of this Lease in accordance with the provisions of this Lease, Tenant shall be a tenant at sufferance and shall pay to Landlord holdover rent (“Holdover Rent”) and Additional Rent payable hereunder for the Leased Premises during the term of such holdover. Holdover Rent shall be payable monthly in advance in an amount equal to 150% of Basic Rent payable immediately prior to the Expiration Date or such early termination until Tenant shall have vacated and surrendered the Leased Premises in accordance with the provisions of this Lease. The provisions of this Paragraph 26 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Leased Premises after the Expiration Date or sooner termination of this Lease or (ii) imply any right of Tenant to use or occupy the Leased Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Paragraph 26.

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(c)                Notwithstanding anything to the contrary elsewhere in this Lease, if Tenant fails to so vacate and surrender the Leased Premises in accordance with this Lease on or before the Expiration Date, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and reasonable attorneys’ fees) based on, arising out of, or in any way relating to such failure (directly or indirectly, in whole or in part), including, without limiting the generality of the foregoing, loss of future rents as a consequence of such failure until the earlier of (i) the effective date of a new lease executed by Landlord and another tenant for the Leased Premises or (ii) twenty-four (24) months after the Expiration Date. Tenant’s indemnification obligations set forth herein shall survive the Expiration Date or earlier termination of this Lease.

27.       No Merger of Title.

There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28.       Books and Records.

(a)                Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with GAAP consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit, and Tenant shall cause its management personnel to be available to discuss Tenant’s financial condition with Landlord or any Lender. Such information shall be held confidential by Landlord pursuant to the provisions of Paragraph 38(n).

(b)               Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally or regionally recognized independent certified public accountants. Tenant shall also furnish to Landlord within thirty (30) days after the end of each fiscal quarter, unaudited financial statements of Tenant. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit. Such information shall be held confidential by Landlord pursuant to the provisions of Paragraph 38(n). If Tenant is a publicly-traded entity, and Tenant’s annual reports are publicly available and accessible online through filings with the United States Securities and Exchange Commission or any other governmental authority of which Tenant notifies Landlord, and Landlord is able to access such filings online, then Tenant shall not be required to provide the financial statements required herein.

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(c)                Tenant represents that its organizational structure is accurately reflected by the Organizational Chart annexed hereto as Exhibit H. In the event that Tenant’s organizational structure changes in any material respect, Tenant shall provide notice thereof to Landlord, along with a new organizational chart. In addition, in the event that Tenant’s financial statements are consolidated with those of any parent entity, so that Tenant can no longer provide the financial statements required hereunder, then (i) the entity with whom Tenant’s financial statements are consolidated financial statements are provided to Landlord enters into a Guaranty of this Lease in substantially the form of Exhibit G, and (ii) such Guarantor provides financial statements to Landlord and otherwise complies with the provisions of Paragraphs 28(a) and (b) above, as if such Guarantor were Tenant referenced therein.

29.       Reserved.

30.       Non-Recourse as to Landlord.

(a)              Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and any sales, condemnation or insurance proceeds therefrom, and not against any other assets, properties or funds of (a) Landlord, (b) any director, member, officer, general partner, limited partner, beneficiary, shareholder, employee or agent of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership, corporation, limited liability company (or other entity) of Landlord, or any of its general partners, members, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity) or (d) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof. TEXAS PROPERTY ONLY: TENANT HEREBY WAIVES IT STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

(b)              The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises and the assumption of all of Landlord’s obligations hereunder by the transferee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. No such transfer of the Leased Premises by Landlord shall affect Tenant’s rights pursuant to this Lease

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(c)              Tenant’s employees, officers, directors, partners, shareholders and agents shall have no personal liability or obligation by reason of any default by Tenant under any of Tenant’s covenants and agreements in this Lease. Landlord shall have no right and shall not assert any claim against or have recourse to Tenant’s employees’, officers’, directors’, partners’, shareholders’ or agents’ other property or assets to recover such loss or damage, such exculpation of liability to be absolute and without any exceptions whatsoever.

31.       Financing.

If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease, provided, however, such modifications shall not increase any of Tenant’s obligations or decrease any of Tenant’s rights hereunder in any material respect. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any indemnity agreement, estoppel certificate and subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or increase Tenant’s obligations under this Lease. Such subordination, non-disturbance and attornment agreement may require Tenant to confirm, among other things, that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim or demand which Tenant may have against Landlord.

32.      Subordination, Non-Disturbance and Attornment.

This Lease, including, without limitation, the Right of First Offer, and Tenant’s interest hereunder shall be subject and subordinate to any Mortgage or other security instrument now or hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof on the condition that Landlord shall provide Tenant with Lender’s form of subordination, non-disturbance and attornment agreement, subject to reasonable modifications by Tenant, that shall provide for the recognition of this Lease and all Tenant’s rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

33.       Tax Treatment; Reporting.

Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of the Leased Premises and Equipment including: (i) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Leased Premises and Equipment, (ii) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (iii) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for Federal law purposes.

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34.       Required Repairs.

(a)          Tenant shall perform the actions (each, a “Required Repair”) set forth on Exhibit F hereto in compliance with the conditions set forth in Paragraph 13(b) hereof and provide Landlord with documentation, reasonably satisfactory to Landlord, of the lien free completion of the activities listed on such schedule within one hundred twenty (120) days after the date hereof. Such documentation shall include, without limitation, copies of all relevant reports, contracts, lien waivers, agreements and, where appropriate, photographic evidence documenting the completed obligations, and all other documents and information reasonably required by Landlord or Lender in connection therewith. Tenant shall pay all costs associated with the obligations set forth in this Paragraph 34. Upon receipt of written notice from Landlord that Tenant has failed to timely complete any Required Repair, Tenant shall have thirty (30) days to cure such failure at which point such failure shall be deemed to be an Event of Default; provided, however, that in the event Tenant hall have commenced and shall be diligently pursuing a cure of such failure, such thirty (30) day cure period shall be extended to allow Tenant to complete such cure; provided further, however, that in no event shall the period during which Tenant may perform the Required Repairs, as the same may be extended, exceed one hundred eighty (180) days.

(b)         Upon execution of this Lease, Tenant shall deposit with Landlord’s Lender, if requested, an escrow equal to 125% of the estimated cost of completing the Required Repairs. If Tenant fails to perform the Required Repairs within the time period set forth in Paragraph 34(a) above, Landlord may, upon request to Lender, draw against such escrow to pay the cost of completing the Required Repairs pursuant to the Lender’s standard disbursement requirements. If Tenant performs such Required Repairs, Landlord will request a draw against the escrow from Lender upon receipt from Tenant of a draw request, together with any supporting information required to process the draw request. Any balance held in escrow shall be refunded to Tenant upon completion of the Required Repairs.

35.       Permitted Leasehold Mortgage.

Tenant shall not encumber its leasehold estate in the Leased Premises, by means of a leasehold mortgage, deed of trust pledge or similar security device, except by means of a Permitted Leasehold Mortgage. The Leased Premises shall not be encumbered by more than one Permitted Leasehold Mortgage at any one time. Tenant shall deliver to Landlord an executed counterpart of any Permitted Leasehold Mortgage within ten (10) days after its execution thereof, together with confirmation from the Permitted Leasehold Mortgagee that it or they are Tenant’s senior lenders or agent therefor.

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36.       REIT Qualifications.

Landlord and Tenant agree that all Rent paid to Landlord under this Lease shall qualify as “rents from real property” as defined in Internal Revenue Code Section 856(d) and as further defined in Treasury Regulation Section 1.856-4, as each is amended from time to time. Should the requirements of the said Internal Revenue Code Section or Treasury Regulation Section be amended so that any rent no longer qualifies as “rents from real property” for the purpose of the Internal Revenue Code or the Treasury Regulation, the Rent payable to Landlord may be adjusted upon Landlord’s written notice to Tenant so that such Rent will qualify as “rents from real property” under the Internal Revenue Code and Treasury Regulation; provided that any adjustment or modification pursuant to this Paragraph 36 shall be structured so that the economic results to Landlord and Tenant shall be substantially identical to those set forth in this Lease without regard to such adjustment or modification. If any adjustment of Rent under this Paragraph 36, or if Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code or the Treasury Regulation may be jeopardized because of any provision of this Lease, Tenant shall, without charge therefor and within ten (10) Business Days after Landlord’s written request therefor, execute and deliver to Landlord such amendments to this Lease as may be reasonably required by Landlord to avoid such jeopardy; provided such amendments do not increase the monetary obligations of Tenant or in any other manner increase Tenant’s obligations or decrease Tenant’s rights under this Lease. Without limiting any of Landlord’s other rights under this Paragraph 36, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Leased Premises.

37.       Collateral Access Agreement.

Landlord subordinates any and all liens, statutory or otherwise, any personal property of Tenant to any party providing financing to Tenant. Promptly after request from Tenant, Landlord will enter into a collateral access agreement with any party providing financing to Tenant, on a form reasonably acceptable to Landlord and such other party and so long as such collateral access agreement (i) provides for the indemnification of Landlord and Lender against any claims by Tenant or any Person claiming through Tenant and against any physical damage caused to any of the Leased Premises, in connection with the removal of any personal property, inventory or any equipment or other collateral that such party providing financing has a secured interest (“Collateral”), (ii) expressly excludes any claim by such party to any right, title or interest in or to any of the Equipment, (iii) provides for a reasonable, but limited, timeframe of not more than sixty (60) days for the removal of such Collateral by such party after the expiration of which same shall be deemed abandoned, and (iv) provides for the per diem payment of Basic Rent and Additional Rent due hereunder by such party for each day following the date of the expiration or termination of this Lease during which such party has access to the Leased Premises to remove the Collateral.

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38.       Miscellaneous.

(a)                The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b)               As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” means “including without limitation”; (ii) “provisions” means “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” means “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” means “obligation, duty, agreement, liability, covenant and/or condition”; (v) “the Leased Premises” means “the Leased Premises or any part thereof or interest therein”; (vi) “any of the Real Property” means “the Real Property or any part thereof or interest therein”; (vii) “any of the Improvements” means “the Improvements or any part thereof or interest therein”; and (viii) “any of the Equipment” means “the Equipment or any part thereof or interest therein”.

(c)                Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.

(d)               In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph 38(d). In addition to the foregoing, Landlord shall not be deemed to have acted unreasonably if any Lender’s consent is required pursuant to any Loan Document, and such Lender has withheld consent to the action requested by Tenant.

(e)                Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Leased Premises or otherwise in the conduct of their respective businesses.

(f)                This Lease and any documents which may be executed by Tenant on or about the Effective Date at Landlord’s request, constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

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(g)               This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(h)               The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

(i)                 Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations shall survive the expiration or termination of this Lease.

(j)                 If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(k)               All exhibits attached hereto are incorporated herein as if fully set forth.

(l)                 Each of Landlord and Tenant hereby agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Landlord’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding the Leased Premises pursuant to Paragraph 23 (Remedies and Damages Upon Default) hereof shall be governed by and construed according to the Laws of the State in which the Leased Premises is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of the Lease, and the obligations arising hereunder. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease. Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in the Federal court sitting in the Southern District of the State of New York or any state court sitting in the City and State of New York, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such court, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Notwithstanding the foregoing, nothing herein shall prevent or prohibit Landlord from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

(m)             At no time shall Tenant be required to pay charges, interest, or other sums in excess of the maximum amount allowed by applicable law, and if at any time Tenant is required to pay such sums in excess of such maximum amount, the charges, interest, and other sums required to be paid shall be deemed immediately reduced to such maximum amount and any prior payments in excess of such maximum amount shall be credited on indebtedness of Tenant to Landlord.

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(n)               Each of Tenant and Landlord (each, a “Party”) will maintain as confidential (i) any and all information obtained about the other Party prior to and following the execution of this Lease (including without limitation, any financial or operating information of, or related to, the other Party), and (ii) the terms and conditions of this Lease (as originally circulated or as negotiated) and all other documents related to the execution of this Lease. Notwithstanding the foregoing, each Party shall be permitted to disclose information related to this Lease described in item (ii) above: (x) provided the disclosing Party has obtained the other Party’s prior consent to the contents of any such disclosure, (y) to such Party’s officers, employees, board members, accountants, attorneys, shareholders, members and lenders in accordance with usual and customary business practices; provided such individuals or entities agree, at the time of such disclosure, to be bound by the terms and conditions of this Paragraph 38(n); and (z) as required by any Legal Requirement; in addition, Tenant may disclose any information described in item (i) above if required by any Legal Requirement or as may be necessary or desirable by Tenant to enforce its rights under this Lease. Tenant hereby consents to the disclosure by Landlord of the existence of this Lease, and the use by Landlord of the tradename, name, or logo of Tenant, in disclosures made by Landlord and its Affiliates to their respective investors, lenders, consultants and non-research analysts. This provision shall survive beyond the termination of this Lease.

(o)               Neither Tenant, Landlord nor any of the members, shareholders, partners or any other Person comprising Tenant or Landlord is a Specially Designated National or Blocked Person. As used herein, the term “Specially Designated National or Blocked Person” shall mean a person or entity (i) designated by the Department of Treasury’s Office of Foreign Assets Control, or other governmental entity, from time to time as a “specially designated national or blocked person” or similar status, (ii) described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001, or (iii) otherwise identified by government or legal authority as a person or entity with whom Landlord, Tenant or their Affiliates are prohibited from transacting business.

(p)               Tenant is not, nor will Tenant become a Person with whom U.S. persons or entities are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (ii) neither Tenant nor its officers, directors, employees or any Person acting on its behalf is or will become a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3, or the U.K. Bribery Act 2010 (c.23) (both, as amended from time to time) or any other similar Law or Legal Requirement and neither Tenant nor its officers, directors, employees or any Person acting on its behalf will engage in any dealings or transactions or be otherwise associated with any such Persons.

(q)               Landlord is not, nor will Landlord become a Person with whom U.S. persons or entities are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (ii) neither Landlord nor its officers, directors, employees or any Person acting on its behalf is or will become a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3, or the U.K. Bribery Act 2010 (c.23) (both, as amended from time to time) or any other similar Law or Legal Requirement and neither Landlord nor its officers, directors, employees or any Person acting on its behalf will engage in any dealings or transactions or be otherwise associated with any such Persons.

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(r)                 Landlord and Tenant each waive any claim against the other for special, indirect, consequential and punitive damages, except in the case of fraud or willful misrepresentation, any breach of Article 10 by Tenant, and/or Tenant’s liability under Paragraph 26.

(s)                No payment by Tenant or receipt by Landlord of a lesser amount than the actual amount of Basic Rent or Additional Rent herein stipulated (or other sums due hereunder) shall be deemed to be other than on account of the earliest stipulated Basic Rent or Additional Rent (or other sums due hereunder) nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Basic Rent or Additional Rent (or any other sums due hereunder) be deemed an accord and satisfaction. Landlord may accept such check for payment without prejudice to Landlord’s right to recover the balance of such Basic Rent and Additional Rent (or any other sums due hereunder) or to pursue any other remedies provided in this Lease.

(t)                 Under no circumstance shall Landlord be deemed to have acted negligently, grossly negligently or willfully for purposes of this Lease merely by Landlord’s ownership of the Leased Premises, and in no event shall any occurrence relating to the Leased Premises, whether negligent or willful, be imputed to Landlord for purposes of this Lease solely by reason of Landlord’s interest in the Leased Premises. As between Landlord and Tenant, Landlord’s failure to perform an obligation that is Tenant’s responsibility under this Lease shall not be deemed to be Landlord’s negligence.

(u)               Wherever Tenant requests Landlord’s consent to or review of any assignment, sublease, Alterations, collateral access, lien waver, or other matter where Landlord’s consent or review is required or requested pursuant to this Lease or otherwise, Tenant shall pay, as Additional Rent, Landlord’s reasonable out of pocket costs and expenses incurred in connection therewith, whether or not such consent or approval is actually given, but in no event more than what may otherwise be expressly provided for in this Lease.

(v)               If either Party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any condition beyond the control of such Party, exclusive of financial inability of a Party (but including without limitation any of the following beyond the control of (and not caused) by such Party (collectively, “Force Majeure”): strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, present or future governmental restrictions, regulations or control, insurrection, and sabotage, outbreak, epidemic or pandemic), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. Nothing in this subsection shall be deemed to excuse the nonpayment of any Monetary Obligation hereunder.

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(w)             This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Signatures on this Lease which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Lease to the other party upon request.

39.       Right of First Offer .

(a)                Landlord hereby grants to Tenant, and Tenant hereby accepts, a right of first offer (the “Right of First Offer”) to purchase the Leased Premises on the terms and conditions provided herein.

(b)               If, during the Term, Landlord desires to sell all or any portion of the Leased Premises to a third party that is not an Affiliate or Subsidiary of Landlord, then, provided no Event of Default has occurred and is continuing, Landlord shall give Tenant the right to purchase the Leased Premises for a price and on terms and conditions upon which Landlord intends to market the same, as determined by Landlord and set forth in a notice (the “ROFO Notice”) given to Tenant, which may include assumption of any mortgage financing. Tenant shall have twenty (20) days to elect by written notice to Landlord (the “ROFO Acceptance Notice”) to acquire the Leased Premises at the price and on the terms and conditions set forth in the ROFO Notice. Tenant’s failure to deliver such ROFO Acceptance Notice within the foregoing twenty (20) day period shall be deemed a rejection of its right to acquire the Leased Premises pursuant to this Right of First Offer, TIME BEING OF THE ESSENCE.

(c)                If Tenant elects to acquire the Leased Premises (or the applicable portion thereof) in accordance with this Paragraph 39, Tenant shall deposit with Landlord a sum equal to five percent (5%) of the purchase price set forth in the ROFO Notice. The closing shall take place within thirty (30) days after the delivery of the ROFO Acceptance Notice, unless otherwise specified in the ROFO Notice. Notwithstanding any title contingency specified in the ROFO Notice, Tenant shall accept the quality of title that was delivered to Landlord on the date of this Lease, together with any additional encumbrances that were recorded against the Leased Premises at the request of, or with the written approval of, Tenant, except that Landlord shall discharge all monetary liens against the Leased Premises that are caused by Landlord. The purchase price shall be paid in cash at closing, except to the extent Tenant shall assume any mortgage as set forth in the ROFO Notice.

(d)               In the event Tenant elects to acquire the Leased Premises (or the applicable portion thereof), and thereafter fails to consummate the purchase thereof in accordance with the terms of the ROFO Notice, for any reason other than a default by Landlord, the failure of a condition precedent to Landlord’s or Tenant’s obligation to close, or a party’s exercise of a right to terminate pursuant to the terms and conditions contained in the ROFO Notice, then, Landlord’s sole remedy shall be to retain the deposit monies as liquidated damages, and the Right of First Offer shall be of no further force and effect. In the event Tenant elects to acquire the Leased Premises (or the applicable portion thereof), and thereafter Landlord fails to consummate the sale thereof in accordance the terms of the ROFO Notice for any reason other than a default by Tenant, the failure of a condition precedent to Landlord’s or Tenant’s obligation to close, or a party’s exercise of a right to terminate pursuant to the terms and conditions contained in the ROFO Notice, then Tenant’s sole remedy shall be to bring an action for specific performance within sixty (60) days after the closing date, together with recovery of reasonable attorneys’ fees and expenses incurred arising out of Landlord’s default (including any reasonable attorneys’ fees incurred in enforcing Tenant’s remedies hereunder).

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(e)                If Tenant does not timely deliver the ROFO Acceptance Notice to Landlord, Landlord shall be free to sell the Leased Premises to any other person or entity and the Right of First Offer shall terminate upon the consummation of any such sale provided Landlord enters into a binding contract of sale within six (6) months after the expiration or waiver of the twenty (20) day period with a purchase price equal to or greater than 90% of the purchase price set forth in the ROFO Notice.

(f)                The Right of First Offer granted by this Paragraph 39 is personal to the original Tenant named in this Lease, any Affiliate thereof in a Permitted Transfer, and any other transferee in a Permitted Transfer arising in connection with a merger of Tenant or an initial public offering, and shall not apply to (i) a foreclosure of any mortgage against the Leased Premises, or (ii) the delivery to Lender of a deed-in-lieu of foreclosure, or (iii) the first conveyance occurring after a foreclosure or deed-in-lieu of foreclosure, but shall survive such transactions and remain in effect thereafter.

(g)               In addition, the Right of First Offer granted by this Paragraph 39 shall not apply to (A) any transfer of any equity interest in Landlord, (B) any transfer in a portfolio sale of two or more properties owned by LCN Capital Partners or its Affiliates (provided such portfolio does not consist solely of the Property and the Other Property), (C) any transfer of the Leased Premises or any interest therein or in Landlord to any Affiliate of Subsidiary of Landlord, or (D) any transfer of limited partnership interests in LCN North American Fund III, L.P.

(h)               Upon the exercise or termination of the Right of First Offer in accordance with this Paragraph 39, Landlord and Tenant shall execute recordable instruments effective to confirm and provide constructive notice of the termination thereof.

40.           State-Specific Provisions.

(a)                TEXAS PROPERTY CODE SECTION 93.012 WAIVER. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AND AMENDED BY HOUSE BILL 2180, 78TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

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(b)               TEXAS DECEPTIVE TRADE PRACTICES. WITHOUT ADMITTING THE APPLICABILITY OF THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, TEXAS BUSINESS AND COMMERCE CODE: Tenant waives its rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41, et seq. Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney, Tenant voluntarily consents to this waiver.

(c)                Landlord and Tenant agree that each provision of this Lease for the determining charges, amounts, and Additional Rent payments by Tenant (including, without limitation, Paragraph 4 of this Lease) is commercially reasonable, and as to each charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(d)               Tenant agrees to comply with all requirements of the Americans with Disabilities Act (January 26, 1992), as amended, and the Texas Accessibility Standards (collectively, the “ADA”) applicable to the Leased Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended, from and after the Commencement Date. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under such acts by virtue of Tenant’s operations and/or occupancy, including the alleged negligence of Landlord. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of the ADA.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD:

LNT DENVER (MULTI) LLC,
a Delaware limited liability company

By:
Name: Thomas R. Wall Title: Secretary

TENANT:

LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation

By:
Name: Title:
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EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT A, Page 1

EXHIBIT B

LIST OF MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in and made a part of any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, fire prevention, fire extinguishing and ventilating systems, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), conveyor systems, passenger and freight elevators and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the building(s) which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) (Uses of the Leased Premises) of this Lease (the “Excluded Personal Property”). The Excluded Personal Property includes, without limitation, Tenant’s hydraulic lifts, storage tanks, oil-water separator systems, and other equipment used exclusively in the operation of Tenant’s permitted use.

EXHIBIT B, Page 1

EXHIBIT C

PERMITTED ENCUMBRANCES

[NTD: The Colorado Property must specifically reference the following pursuant to the terms thereof: Declaration of Covenants, Conditions and Restrictions and Grant of Easements recorded at Reception No. 2007154061, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements Mile High Business Center recorded at Reception No. 2009168907]

EXHIBIT C, Page 1

EXHIBIT D

BASIC RENT PAYMENTS

1.	Initial Term. Basic Rent shall be payable quarterly in advance on the first (1st) day of each January, April, July and October during the Term (each a "Basic Rent Payment Date") and shall be initially $2,613,304.00 per annum, payable in equal quarterly installments of $653,326.00 on each Basic Rent Payment Date commencing on the first Basic Rent Payment Date after the Commencement Date (prorated Basic Rent is due and payable on the Commencement Date for the partial quarter in which the Commencement Date occurs), in accordance with Paragraph 6 of the Lease. On each anniversary of each Lease Year during the initial Term, Basic Rent shall increase by two percent (2.0%) of the Basic Rent payable for the immediately preceding Lease Year.

2.	Renewal Terms. The Basic Rent for the first (1st) year of each Renewal Term shall be an amount equal to the Fair Market Rental Value. The Basic Rent for each of the remaining nine (9) years of each Renewal Term shall increase by one and two percent (2.0%) per annum on each anniversary of the Commencement Date over the Basic Rent payable for the immediately preceding Lease Year.

3.	Basic Rent Schedule for Initial Term. Below is a schedule of the Basic Rent payable by Tenant on each Basic Rent Payment Date throughout the initial Term:

Lease Year	Annual Basic Rent	Quarterly Installment of Basic Rent
1	$2,613,304.00	$653,326.00
2	$2,665,570.08	$666,392.52
3	$2,718,881.48	$679,720.37
4	$2,773,259.11	$693,314.78
5	$2,828,724.29	$707,181.07
6	$2,885,298.78	$721,324.70
7	$2,943,004.76	$735,751.19
8	$3,001,864.86	$750,466.22
9	$3,061,902.16	$765,475.54
10	$3,123,140.20	$780,785.05
11	$3,185,603.00	$796,400.75
12	$3,249,315.06	$812,328.77
13	$3,314,301.36	$828,575.34
14	$3,380,587.39	$845,146.85
15	$3,448,199.14	$862,049.79
16	$3,517,163.12	$879,290.78
17	$3,587,506.38	$896,876.60
18	$3,659,256.51	$914,814.13
19	$3,732,441.64	$933,110.41
20	$3,807,090.47	$951,772.62

EXHIBIT D, Page 1

4.             Fair Market Rental Value

(a)           Landlord and Tenant shall attempt to determine the Fair Market Rental Value using their best good faith efforts. In the event that Landlord and Tenant are unable to agree within sixty (60) days following Tenant’s exercise (the “Trigger Date”), then the Fair Market Rental Value shall be determined in accordance with the terms of subparagraph (b) below.

(b)           If Landlord and Tenant are unable to reach agreement on the Fair Market Rental Value by the Trigger Date, then within seven (7) Business Days thereafter, Landlord and Tenant shall each submit to the other in a sealed envelope its good faith estimate of the Fair Market Rental Value for the applicable Renewal Term (each a “Fair Market Rental Value Proposal”). If either Landlord or Tenant fails to propose a Fair Market Rental Value at such time, and then fails to submit a Fair Market Rental Value Proposal within ten (10) Business Days after receipt of the other party’s Fair Market Rental Value Proposal, then the Fair Market Rental Value for the Renewal Term proposed by the responding party shall prevail. If the higher of such proposals is not more than one hundred three percent (103%) of the lower, then the Fair Market Rental Value shall be the average of the two. Otherwise, the dispute shall be resolved in accordance with the remainder of this subparagraph (b). Within ten (10) days after the expiration of the foregoing ten (10) Business Day period, Landlord and Tenant shall each appoint one (1) Appraiser (as hereinafter defined). If either party fails to timely select an Appraiser, and then fails to do so within seven (7) Business Days after receipt of written notice from the other of such failure, then the Fair Market Rental Value for the Renewal Term proposed by the party that selected an Appraiser shall prevail. If each party timely selects an Appraiser, then the two Appraisers shall then have fifteen (15) days after the appointment of the second Appraiser in which to determine whether the Landlord’s or the Tenant’s Fair Market Rental Value Proposal should be utilized. In the event that the two Appraisers are unable to agree on either the Landlord’s or the Tenant’s Fair Market Rental Value Proposal within such fifteen (15) day period, then the two Appraisers shall pick a third Appraiser within seven (7) Business Days after the expiration of such fifteen (15) day period. Within fifteen (15) days after appointment of the third Appraiser, the third Appraiser is selected shall make its determination of the Fair Market Rental Value. The Fair Market Rental Value shall be the average of the determination of Fair Market Rental Value made by the third Appraiser and the determination of Fair Market Rental Value made by the one of the other Appraisers whose determination of Fair Market Rental Value is nearest to that of the third Appraiser. The parties understand, stipulate and agree that there will be no compromise, modification or averaging of the Landlord’s and Tenant’s Fair Market Rental Value Proposals once the initial Appraisers are selected, and the Appraisers must select one or the other, and that the proposed Fair Market Rental Value selected by the foregoing arbitration procedure shall be final, binding, conclusive and effective on Landlord and Tenant for purposes under this Lease, and same shall not be subject to judicial review, mediation or any other legal proceeding. As used herein, the term “Appraiser” shall mean an independent, MAI designated, and licensed real estate Appraiser with at least ten (10) years’ experience appraising industrial buildings in [Grand Prairie, Texas / Denver, Colorado]. The fees of the third Appraiser, if applicable, shall be shared equally by Landlord and Tenant. The fees of each party’s respective Appraiser, if applicable, shall be borne by that party.

EXHIBIT D, Page 2

(c)           For purposes of this Section 4, “Fair Market Rental Value” means the annual amount per rentable square foot that a willing, comparable tenant would pay and a willing comparable landlord of a comparable building (in terms of location, age, existing improvements, services provided, and other such relevant factors), in the county in which the Leased Premises is located, would accept at “arm’s length”, giving appropriate consideration to the credit of the tenant, free rent and other inducements then being offered for comparable space, length of renewal lease term, size, quality and location of premises being renewed, tenant improvement allowances, if any, and other generally applicable terms and conditions of a renewal tenancy for comparable space.

EXHIBIT D, Page 3

EXHIBIT E

REQUIRED REPAIRS

11194 E. 45th Avenue, Denver, Colorado 80239

Subject	Action Required
Pavement and Parking	Partial, full-depth repairs and asphalt overlay to the damaged asphalt areas throughout the north, south, and west parking areas. Seal, coat, and stripe the parking and/or lane markings in the north and west parking areas.
Landscaping, Site Improvements & Site Amenities	Address overgrown vegitation
Patch and repair the damaged concrete on ramps and patio areas
Fire & Life Safety	Obtain inspection documentation
ADA	Provide two (2) signs denoting ‘van-accessible’ status of each van space beneath vertically-mounted handicapped-accessible signage.

2915 Aloutte Drive, Grand Prairie, Texas 75052

Subject	Action Required
ADA	Provide three (3) ‘van-accessible’ parking spaces
Provide three (3) signs denoting ‘van-accessible’ status of each van space beneath vertically-mounted handicapped-accessible signage.
Provide signage delineating path from parking spaces to accessible building entrance.
EXHIBIT E, Page 1

EXHIBIT F

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE AGREEMENT

THIS MEMORANDUM OF LEASE AGREEMENT, dated as of _________ ____, 2021 (this “Memorandum”), is entered into by and between LNT Denver (Multi) LLC, a Delaware limited liability company, as landlord (“Landlord”), whose address is c/o LCN Capital Partners, 888 Seventh Avenue, New York, New York 10019, and Lincoln Technical Institute, Inc., a New Jersey corporation, as tenant (“Tenant”), whose address is ___________________.

R E C I T A L S

WHEREAS, Landlord, as landlord, and Tenant, as tenant, are parties to that certain Lease Agreement, dated as of ______, 2021 (the “Lease”), whereby Landlord leases to Tenant certain real property located in the ____________, having an address at _______________ (the “Land”), as more particularly described on attached Exhibit A, together with all improvements, tenements, easements, rights and appurtenances pertaining thereto (collectively, the “Premises”); and

WHEREAS, the parties wish to give notice of the existence of the Lease.

NOW, THEREFORE, in consideration of the sum of One and 00/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Lease. Landlord and Tenant have entered into the Lease to lease and to demise the Premises.

2.	Term. The initial term of the Lease is for a period of approximately twenty (20) years, commencing on ___________, 2021 and expiring on ________, 2041.
3.	Extension Options. Tenant has four (4) options to extend the term of the Lease for four (4) additional periods of five (5) years each, in accordance with the terms of the Lease.

4.	Miscellaneous. This Memorandum is binding on the parties’ successors and assigns. This Memorandum may be executed in any number of counterparts, all of which are considered one and the same Memorandum notwithstanding that all parties hereto have not signed the same counterpart. Either Tenant or Landlord may record this Memorandum. If any provision of this Memorandum is held by the final judgment of any court of competent jurisdiction to be illegal, invalid or unenforceable, the validity of the remaining portions or provisions must not be impaired or affected, and the rights and obligations of the parties must be construed and enforced as if this Memorandum did not contain that certain part, term or provision held to be illegal, invalid or unenforceable. In the event of a conflict between this Memorandum and the Lease, the terms of the Lease shall govern. This Memorandum may be amended or altered only by written agreement executed by both parties. This Memorandum, and the rights and obligations of the parties hereto, must be construed and enforced in accordance with the laws of the State of __________ without giving effect to its principles or rules of conflicts of laws.

[The balance of this page is intentionally left blank; signature pages follow]

EXHIBIT F, Page 1

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the day and year first above written.

LANDLORD:

LNT DENVER (MULTI) LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this ________ day of __________________, 2021, by ________________________, the _____________________________ of LNT DENVER (MULTI) LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

Printed Name

County of Residence: _____________________________

My Commission Expires: __________________________

EXHIBIT F, Page 2

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the day and year first above written.

TENANT:

LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

By:
Name:
Title:

STATE OF _______________________	)
) ss.
COUNTY OF _____________________	)

The foregoing instrument was acknowledged before me this ________ day of ___________________, 2021, by __________________, the _______________________ of Lincoln Technical Institute, Inc., a New Jersey corporation, on behalf of the corporation.

Notary Public

Printed Name

County of Residence: _____________________________

My Commission Expires: __________________________

THIS INSTRUMENT WAS PREPARED BY: ________________________________

EXHIBIT F, Page 3

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT F, Page 4

EXHIBIT G

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”), dated as of the _____ day of [________________], made by LINCOLN EDUCATIONAL SERVICES CORPORATION, a Delaware corporation (“Guarantor”), to, LNT DENVER (MULTI) LLC, a Delaware limited liability company (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord, as lessor, has entered into a Lease Agreement dated __________________, 2021 (as may be amended, supplemented and/or modified from time to time, the “Lease”), in which Landlord leased to Lincoln Technical Institute, Inc., a New Jersey corporation (“Tenant”), certain premises situate at _____________(the “Leased Premises”);

WHEREAS, [all of the issued and outstanding stock of Tenant is owned by Guarantor]; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

ARTICLE I
GUARANTEE

Section 1.01        Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the “Guaranteed Obligations”):

(a)                the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, whether now existing or hereafter arising, contracted or incurred (collectively, the “Monetary Obligations”); and

EXHIBIT G, Page 1

(b)               all covenants, agreements, terms, obligations and conditions, undertakings, duties, representations and warranties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the “Performance Obligations”), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. The Guaranteed Obligations shall not be affected by Tenant’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceeding affecting Tenant. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord when due under the terms of the Lease. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Landlord shall be prohibited from exercising any of Landlord’s rights and remedies, including, but not limited to, enforcement of the terms of the Lease against Tenant, then as to Guarantor such prohibition shall be of no force and effect, and Landlord shall have the right to make demand upon, and receive payment and/or performance from Guarantor of all Guaranteed Obligations and Guarantor’s obligation in this respect shall be primary and not secondary. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantor in writing.

Section 1.02        Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

(a)              any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease or any interest therein; provided if the Tenant under the Lease is not Lincoln Technical Institute, Inc., or an Affiliate, Guarantor shall have no liability for any Guaranteed Obligations arising under or incurred as a result of any amendment, modification, extension, renewal, or supplement to the Lease not entered into by Lincoln Technical Institute, Inc., or an Affiliate (except for the exercise of a Renewal Term as set forth herein);

(b)              any assumption by any party of Tenant’s or any other party’s obligations under, or Tenant’s or any other party’s assignment of any of its interest in, the Lease;

(c)              any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

EXHIBIT G, Page 2

(d)              any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant, or Guarantor or any of their assets, or any impairment, modification, release or limitation of liability of Landlord, Tenant, or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e)              any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f)               the genuineness, invalidity or unenforceability of all or any portion or provision of the Lease;

(g)              any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

(h)              the release or discharge of or accord and satisfaction with of Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(i)               the failure of Landlord to keep Guarantor advised of Tenant’s financial condition, regardless of the existence of any duty to do so;

(j)               any assignment by Landlord of all of Landlord’s right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan;

(k)              any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(l)                the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(m)              any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(n)              any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity, except as may otherwise be expressly provided in the Lease;

(o)              Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

EXHIBIT G, Page 3

(p)              any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety;

all of which may be given or done without notice to, or consent of, Guarantor.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord, other than the defense that the Guaranteed Obligations were actually paid.

Section 1.03        Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law, Guarantor will, if Landlord so requests, assume all obligations and liabilities under the express terms of the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

Section 1.04        No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

EXHIBIT G, Page 4

Section 1.05        Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor subordinates to Landlord any and all rights it may have, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a “creditor” under the United States Bankruptcy Code of Tenant or any other person or entity. If during the existence of an Event of Default any payment shall be paid to Guarantor on account of any subrogation rights, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Obligations whether or not then due and payable. Every claim or demand which Guarantor may have against Tenant shall be fully subordinate to all Guaranteed Obligations.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01        Representations and Warranties.1. Guarantor hereby represents and warrants to Landlord, its successors and assigns, as follows:

(a)                Organization and Qualification. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires such qualification.

(b)                Authority and Authorization. Guarantor has full power, authority and legal right to execute and deliver the Guaranty and to perform its obligations thereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

(c)                Execution and Binding Effect. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

(d)                Absence of Conflicts. Neither the execution and delivery of this Guaranty nor performance of or compliance with the terms and conditions thereof will (i) violate any law, rule or regulation, (ii) conflict with or result in a breach of or a default under the articles of incorporation or bylaws of Guarantor or any agreement or instrument to which Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Guarantor.

EXHIBIT G, Page 5

(e)                Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any official body or governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Guaranty or performance of or compliance with the terms and conditions thereof.

(f)                Financial Statements. The financial statements of Guarantor heretofore furnished to Landlord and identified on Exhibit B attached hereto are true, correct and complete in all material respects, have been prepared in accordance with GAAP consistently applied throughout the periods indicated and fairly present the financial condition of Guarantor for the respective periods indicated therein, subject to customary year-end adjustments with respect to the unaudited financial statements. From the date of the most recent of such financial statements to the date hereof there has been no material adverse change in the assets, liabilities, condition (financial or otherwise) or business of Guarantor from that set forth or reflected in such financial statements other than changes in the ordinary course of business, none of which is materially adverse.

(g)                Loan Defaults. Guarantor currently is not nor has it ever been in default under any credit agreement or in default with respect to any indebtedness having a principal balance of $1,000,000 or more.

(h)                Contracts. From _________ (i.e. the date of signing and delivery of the letter of intent for this transaction) to the date hereof, Guarantor has not entered into or incurred any transaction, contract, agreement, commitment, lease or obligation, written or oral (collectively, the “Contracts”) which is material to its business other than those which have occurred in the ordinary course of Guarantor’s business, none of which is materially adverse.

(i)                Litigation; Taxes. There are no actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor at law or in equity by or before any court or administrative office or agency which if adversely decided would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Guarantor or on the ability of Guarantor to perform its obligations under this Guaranty.

(j)                Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Guarantor (i) is not currently identified on the OFAC List and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Guarantor agrees to confirm this representation and warranty in writing on an annual basis if requested by Landlord to do so.

(k)                Employee Benefits. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to Landlord and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan’s funding status since the date of such Annual Report. Exhibit C hereto sets forth as of the date hereof a list of all Plans and Multi-Employer Plans and a description of any Post-Retirement Benefits. As of the date hereof, there is not and never has been any Multi-Employer Plan or any Plan subject to Title IV of ERISA or the minimum funding requirements of ERISA and the Internal Revenue Code of 1986, as amended.

EXHIBIT G, Page 6

As used herein, the following terms shall have the following meanings:

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with Guarantor is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

“Multi-Employer Plan” shall mean any employee benefit plan which is a “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA and to which Guarantor or any Controlled Group Member has or had an obligation to contribute.

“Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multi-Employer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which Guarantor or any Controlled Group Member is or has been within the preceding five years a “contributing sponsor” within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of Guarantor or any Controlled Group Member.

“Post-Retirement Benefits” shall mean any benefits, other than retirement income, provided by Guarantor to retired employees, or their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

Guarantor shall indemnify and hold harmless Landlord, its successors and assigns, from and against any and all third party liabilities, losses, damages, costs, expenses (including without limitation actual attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature howsoever caused should any representation or warranty set forth herein prove to have been untrue or inaccurate when made or arising from any breach by Guarantor of any representation or warranty set forth herein. The representations, warranties, covenants and indemnifications made by Guarantor in this Guaranty shall survive the execution and delivery of this Guaranty.

Section 2.02        Financial Statements; Books and Records.

(a)                Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor, in accordance with GAAP consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Guarantor, to examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord or Lender. Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall cause its management personnel to be available to discuss Guarantor’s financial condition with Landlord or any Lender.

EXHIBIT G, Page 7

(b)               Guarantor shall deliver to Landlord and to Lender within one hundred twenty (120) days of the close of each fiscal year, annual audited financial statements of Guarantor prepared by nationally recognized independent certified public accountants. Guarantor shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining fiscal quarters unaudited financial statements and all other quarterly reports of Guarantor, certified by Guarantor’s chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Guarantor, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Guarantor has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Guarantor has fulfilled all of its obligations under this Guaranty which are required to be fulfilled on or prior to the date of such affidavit. Notwithstanding any of the foregoing to the contrary, so long as Guarantor is a public company and the consolidated quarterly and annual financials of Guarantor which Guarantor would be otherwise required to cause to be delivered hereinabove are available to Landlord via EDGAR or other online service at no material cost to Landlord, then Landlord agrees that it shall obtain such quarterly and annual financials through such service and Guarantor shall not be required to make the physical deliveries required hereinabove.

(c)                In the event that Guarantor’s financial statements are consolidated with and into an affiliate or parent entity, then Guarantor’s financial statements shall not be deemed to comply with the provisions hereof unless the entity whose consolidated financial statements are provided to Landlord enters into a Guaranty of the Lease in substantially the form of this Guaranty.

Section 2.03        Intentionally Deleted.

Section 2.04        Estoppel Certificates. Guarantor shall, at any time upon not less than ten (10) Business Days’ prior written request by Landlord or Lender, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of Guarantor, certifying, (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that, except as otherwise specified, Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord or Lender may reasonably request.

EXHIBIT G, Page 8

ARTICLE III
EVENTS OF DEFAULT

Section 3.01        Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Guaranty:

(a)                a failure by Guarantor to make any payment of any Monetary Obligation within five (5) Business Bays after written notice from Landlord; provided, however, that an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (x) Guarantor fails to make any payment within five (5) Business Days after having received such notice, or (y) Landlord has given Guarantor written notice of nonpayment during the twelve (12) month interval preceding such failure by Guarantor;

(b)                a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01, which is not cured within thirty (30) days after notice;

(c)                any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, in any material respect;

(d)                an Event of Default occurs pursuant to the Lease;

(e)                Guarantor shall (a) default beyond any applicable cure periods in the payment or performance under agreements having monetary obligations, or (b) be rendered liable for the payment of money pursuant to a final, non-appealable judgment or judgments, in either event in excess of $2,000,000 or more in the aggregate that is not fully satisfied within thirty (30) days after entry of such judgment or judgments;

(f)                Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(g)                a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

EXHIBIT G, Page 9

(h)                Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(i)                Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets, unless purchaser or transferee meets the financial covenants tests set forth in Section 2.05 above, and has assumed all of the obligations of Guarantor under this Guaranty, pursuant to an assignment and assumption agreement reasonably satisfactory to Landlord.

ARTICLE IV
MISCELLANEOUS

Section 4.01        Effect of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

Section 4.02        Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

Section 4.03        Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

Section 4.04        No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

EXHIBIT G, Page 10

Section 4.05        Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Guaranty shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party or when delivery is refused. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantor, at 14 Sylvan Way, Ste. A, Parsippany, NJ 07054, Attention: Brian K. Myers, CFO, or in accordance with the last unrevoked written direction from such party to the other party.

Section 4.06        Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable and documented out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord’s enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease, and if any litigation is commenced, provided that Landlord is the prevailing party.

Section 4.07        Survival. All obligations of Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

Section 4.08        Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

Section 4.09        Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 4.10        Governing Law. (a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

EXHIBIT G, Page 11

(b) Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint United Corporate Services, Inc., [815 Brazos Street, Suite 500, Austin, TX 78701 / 10725 West 85th Place, Arvada, CO 80005], as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York, as may be designated by Guarantor from time to time in accordance with the terms hereof) with a copy to Guarator and to McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, Attn: Michele Vaillant, Esq., and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor, in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to the Landlord of any change of address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

Section 4.11        Jury Trial. GUARANTOR AND LANDLORD, BY ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR AND LANDLORD, AND GUARANTOR AND LANDLORD ACKNOWLEDGE THAT NEITHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND LANDLORD FURTHER ACKNOWLEDGE THAT GUARANTOR AND LANDLORD HAVE BEEN REPRESENTED IN THE SIGNING AND ACCEPTANCE OF THIS AGREEMENT AND IN THE MAKING OF ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR AND LANDLORD, AS THE CASE MAY BE, AND GUARANTOR AND LANDLORD HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS WAIVER OF TRIAL BY JURY IS A SUBSTANTIAL CONSIDERATION FOR AND MATERIAL INDUCEMENT TO ACCEPT AND DELIVER THIS GUARANTY AND TO LANDLORD AND TENANT TO ENTER INTO THE LEASE, FROM WHICH GUARANTOR AND LANDLORD EXPECT TO DERIVE FINANCIAL BENEFIT.

EXHIBIT G, Page 12

Section 4.12        Successors and Assigns; Joint and Several. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. The obligations and liabilities of each Guarantor under this Guaranty shall be joint and several. As used in this Guaranty, the singular shall include the plural and vice-versa.

Section 4.13        Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

Section 4.14        Rights of Lender. Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to Lender and upon such assignment Lender shall have all of the rights and benefits of Landlord hereunder.

[CONTINUED ON FOLLOWING PAGE]

EXHIBIT G, Page 13

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

[_____________________________________________]

By:
Name:
Title:

STATE OF [_______________________]	)
) ss.:
COUNTY OF [_____________________]	)

On the _______ day of _______________ in the year __________ before me, the undersigned personally appeared _____________________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________________
Notary Public

EXHIBIT G, Page 14

EXHIBIT H

ORGANIZATIONAL CHART

EXHIBIT H, Page 1

EXHIBIT C

ASSIGNMENT OF LICENSES, PERMITS,

GUARANTEES AND WARRANTIES

THIS ASSIGNMENT made this ___ day of ______, 2021, by ______________, a _________________ (“Assignor”) and LNT DENVER (MULTI) LLC, a Delaware limited liability company (“Assignee”).

1.              Reference to Purchase Agreement. Reference is made to a certain Agreement For Purchase and Sale of Real Property (the “Agreement”) dated as of ______________, 2021, between Assignor and Assignee, pursuant to which Assignor has agreed to convey, or cause to be conveyed, to Assignee, and Assignee has agreed to purchase from Assignor, the improved real property and other assets located at __________________, as more particularly described therein (individually or collectively, as the case may be, the “Property”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor in and to any and all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Fixtures; (v) all right, title and interest of Assignor in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; (vi) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land; and (vii) all right, title and interest of Assignor, if any, in and to all mineral rights, interests, estates, claims, licenses, leases, benefits and royalties (collectively, the “Intangible Property”).

3.              Right to Use. Notwithstanding the foregoing assignment, Assignor shall continue to have the right to use the Intangible Property in connection with Assignor’s use and occupancy of the Property pursuant to the Leases between Assignee and Assignor dated the date hereof.

4.              Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be duly executed the day and year first above written.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ASSIGNOR:

_________________________,
a ________________________

By:
Name:
Title:

ASSIGNEE:

LNT DENVER (MULTI) LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment

11194 East 45th Avenue

Denver, Colorado

EBI Consulting

Project No. 1117001160

March 20, 2017

Phase I Environmental Site Assessment

2915 Alouette Drive

Grand Prairie, Texas

EBI Consulting

Project No. 1117001164

March 22, 2017

Phase II Environmental Site Assessment

2915 Alouette Drive

Grand Prairie, Texas

EBI Consulting

Project No. 1217000141

April 21 2017